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                         SECURITIES PURCHASE AGREEMENT



                                 BY AND BETWEEN



                       ANCHOR PACIFIC UNDERWRITERS, INC.,
                             a Delaware corporation



                                      AND



                       WARD NORTH AMERICA HOLDING, INC.,
                            a California corporation



                           Dated as of March 9, 2000

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                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is made and entered into as of March 9, 2000 (the "Effective Date") by and between Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Company"), and Ward North America Holding, Inc., a California corporation ("Purchaser"). The parties hereby agree as follows:

      1.  PURCHASE AND SALE OF SECURITIES.

          1.1  Sale and Issuance of Senior Convertible Debentures.

               (a) Purchaser has purchased and the Company has issued and sold to Purchaser (i) Series E Convertible Debentures (the "Debentures"), in the form attached hereto as Exhibit A, in the principal amount of $500,000 (the
                   ---------
"Debentures Purchase Price") and (ii) five year term Warrants attached thereto for the purchase of 300,000 shares of the Common Stock of the Company exercisable at $.50 per share (the "Debenture Warrants").

               (b) The Company acknowledges that Purchaser has already delivered $500,000 in cash to the Company as payment for the Debentures (including the Debenture Warrants), and Purchaser acknowledges that the Company has already delivered to Purchaser $500,000 of the Debentures (including the Debenture Warrants), pursuant to the terms and conditions of that certain Letter Agreement by and between the Company and Purchaser dated November 29, 1999 (the "Letter Agreement") and the subsequent letter agreement between the Company and Purchaser dated February 18, 2000 (the "later Letter Agreement").

               (c) The payment provision of the Debentures shall be amended to provide for repayment on July 1, 2000. The Debentures shall be convertible at all times prior to repayment by the Company and following the Closing (as defined in Section 1.5 below) the payment date may be extended at Purchaser's election to a date no later than December 31, 2002.

          1.2  Sale and Issuance of Preferred Stock.

               (a) The Company shall, on or before the Closing, adopt and file a Certificate of Designation (the "Certificate of Designation") in the form attached hereto as Exhibit B with the Delaware Secretary of State, creating a
                   ---------
Series A Convertible Preferred Stock, $.02 par value per share ("Series A Preferred Stock"), which series shall initially consist of 1,853,300 shares.

               (b) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, 1,853,300 shares of the Company's Series A Preferred Stock (the "Shares") for the purchase price of One Dollar and 079156/100 ($1.079156) per share, for a total purchase price for the Shares of $2,000,000. Purchaser has previously made a convertible bridge loan (the "Bridge Loan") in the amount of $200,000 to the Company and Purchaser may apply the principal amount of the Bridge Loan and any accrued interest thereon toward the purchase price of the Shares and the remainder of the purchase price shall be paid in cash.

          1.3  Execution and Delivery of Secured Convertible Loan Facility.

               Subject to the terms and conditions of this Agreement, Purchaser agrees to execute and deliver at the Closing, and the Company agrees to execute and deliver to Purchaser at Closing, a Secured Convertible Loan Facility (the "Loan Facility"), in the form attached hereto as

Exhibit C, which shall permit the Company to borrow from Purchaser the principal
---------
amount of up to $1,000,000 at an interest rate of 10% per annum. The Loan Facility shall initially be convertible into that number of shares of the Company that when added to all other convertible securities held by Purchaser of the Company, shall allow Purchaser to acquire on a fully diluted basis 74.5% of the Company's Common Stock assuming the full $1,000,000 was borrowed.

          1.4  Standstill.

          During the 36 month period commencing on the date of the Closing, Purchaser shall not acquire any securities of the Company except pursuant to the conversion or exercise of the Shares, the Debentures, the Loan Facility or the Debenture Warrants, until Purchaser has either (i) made a tender offer (the "Tender Offer") pursuant to Regulation 14D as promulgated under the Exchange Act, as defined below, for the purchase of all the shares of Common Stock of the Company outstanding and not owned by Purchaser or its affiliates, or (ii) Purchaser has made an offer to acquire all remaining securities of the Company outstanding by way of a cash merger (the "Merger"). The price per share offered in the Tender Offer or in the Merger shall be the greater of (i) $.80 per share (as adjusted for stock splits, combinations or dividends with respect to such shares) or (ii) a price per share determined by assuming the value of the Company to be equal to the Company's earnings before interest and taxes for the last twelve months most recently ended immediately prior to such Tender Offer or Merger, multiplied by six and divided by the number of shares outstanding of the Company on a fully diluted basis.

          1.5  The Closing.

               (a) The purchase and sale of the Shares and the execution and delivery of the Loan Facility shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on March 10, 2000, or at such other time and place as the Company and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in Purchaser's name evidencing the Shares against delivery to the Company by Purchaser of $2,000,000 (the "Stock Purchase Price" and collectively with the Debentures Purchase Price and the Stock Purchase Price, the "Total Purchase Price").

               (c) Except as provided in Section 1.2(b) above, the Total Purchase Price (less the $500,000 previously paid by the Purchaser for the Debentures and the $200,000 previously advanced by the Purchaser in the form of a Bridge Loan) shall be paid by a wire transfer of funds to an account designated by the Company, which account shall be designated no later than three
(3) days prior to the Closing.

          1.6 Reservation of Common Stock. Any shares of Common Stock of the Company issuable upon conversion of the Series A Preferred Stock when issued, issuable upon conversion of the Loan Facility or the Debentures when issued or issuable upon exercise of the Debenture Warrants are herein referred to as the "Underlying Common Stock." The Debentures, the Debenture Warrants, the Shares, the Loan Facility and the Underlying Common Stock are sometimes herein referred to collectively as the "Securities." The Board of Directors of the Company will, prior to the Closing, vote to authorize an increase in the number of shares of Common Stock the Company is authorized to issue and shall reserve and authorize the continued reservation of, free of preemptive rights and other preferential rights, (a) a sufficient number of its authorized but unissued shares of Series A Preferred Stock to satisfy the purchase hereunder, and (b) a sufficient number of its

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authorized but unissued shares of Common Stock to satisfy the rights of conversion of all the Debentures, the Shares, the Loan Facility, and the exercise of the Debenture Warrants.

          1.7 Further Stockholder Action. Prior to the Closing, the Company will (a) secure the written consent of the holders of a sufficient number of shares of its Common Stock to authorize an increase in the number of shares of Common Stock the Company is authorized to issue to at least 50,000,000; and (b) prepare and file a Certificate of Designation to reflect the specific terms and conditions of the Series A Preferred Stock. Subsequent to the Closing, the Company will also take the necessary steps to promptly prepare, file and circulate an Information Statement (the "Information Statement") in conformity with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "Exchange Act"). Approximately, twenty-one (21) days after the circulation of the Information Statement, the Company will take the necessary steps to amend its Certificate of Incorporation by filing an amendment with the Delaware Secretary of State to increase the number of shares of Common Stock the Company is authorized to issue to 50,000,000.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit D specifically identifying the relevant subparagraph hereof,
          ---------
which exceptions shall be deemed to be representations and warranties hereunder, the Company hereby represents and warrants to Purchaser as follows:

          2.1 Organization and Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

          2.2 Authority. The Company has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement, the Investor Rights Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Debentures, the Debenture Warrants, the Shares and the Loan Facility and to carry out the provisions of this Agreement and the Investor Rights Agreement or any Ancillary Agreement. This Agreement, the Investor Rights Agreement and each Ancillary Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          2.3 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 16,000,000 shares of Common Stock, $0.02 par value, of which 4,710,055 shares are issued and outstanding as of the Closing; 2,000,000 shares of Preferred Stock, $0.02 par value, 1,853,300 of which have been designated as Series A Preferred Stock, none of which are currently issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and are free and clear of any lien, mortgage, pledge, security interest, claim or other encumbrances (collectively, "Encumbrances"). Except as set forth in the Schedule of Exceptions, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion

                                       3
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rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. All of the outstanding shares of Common Stock, Preferred Stock, options and warrants have been duly and validly issued in compliance with all applicable federal and state securities laws.

          2.4 Validity. The sale of the Debentures, the Debenture Warrants and the Shares, and the subsequent conversions and/or exercise, as applicable, of the Debentures, the Debenture Warrants, the Shares and the Loan Facility are not and will not be subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and the Company's Certificate of Incorporation, the Securities will be validly issued, fully paid and nonassessable, and will be free of any Encumbrances; provided, however, the parties recognize and understand that further action is required following the Closing with respect to the preparation, filing and circulation of the Information Statement by the Company as required under the Exchange Act.

          2.5 SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents required pursuant to the Exchange Act, since January 1, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1997 (the "SEC Financial Statements") comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). Except as set forth on the Schedule of Exceptions, the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company or in the notes thereto, except (i) liabilities reflected in the consolidated audited balance sheet of the Company as of December 31, 1998 or the notes thereto, (ii) liabilities reflected in the consolidated unaudited balance sheet of the Company as of September 30, 1999, or any notes thereto, and (iii) liabilities disclosed in any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or date occurring, after September 30, 1999.

          2.6 Absence of Changes or Events. Except as set forth on the Schedule of Exceptions, since September 30, 1999, the Company has conducted its business only in the ordinary

                                       4
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course consistent with past practice, and there is not and has not been: (i)
since September 30, 1999, any condition, event or occurrence which has had a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect"); (ii) since September 30, 1999, any condition, event or occurrence which as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; or (iii) since September 30, 1999, any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

     2.7  Material Contracts and Agreements.

          (a) The Schedule of Exceptions lists the following accounts, agreements, leases, contracts, notes, mortgages, indentures, arrangements or other obligations (individually, a "Contract," collectively, the "Contracts") to which the Company is a party on the date hereof:

               (i) any Contract the performance of which is expected to involve consideration payable either to or by the Company in excess of $25,000 per annum;

               (ii) any Contract which restricts or contains limitations on the ability of the Company to freely conduct business in any area within the United States;

               (iii) any collective bargaining agreement to which the Company is a party ;

               (iv)   any employment agreement to which the Company is a party;
and

               (v) any Contract which relates to indebtedness owed by the Company having a principal amount of $25,000 or more, or the guarantee thereof.

          (b) The Company has made available to Purchaser a correct and complete copy of each Contract listed in the Schedule of Exceptions, together with any and all amendments or modifications thereto. Each such Contract is valid, binding, enforceable, and in full force and effect, and the Company is not in breach or default under any such Contract and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

          (c) The Company owns each and every Contract to which it is a party and no employee or agent producer has any ownership in any Contract, account or business of the Company.

     2.8 Accounts Receivable. All accounts receivable of the Company have and will have arisen from the provision of services by the Company in the ordinary course of business. The Company has not received any notice of, nor does the Company know of any counterclaim or set-off with respect to any accounts receivable or any facts or circumstances that would be the basis for, any such counterclaim or set-off which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the SEC Financial Statements.

           2.9 Fixed Assets. The fixed assets of the Company used in its operations, including, but not limited to, all vehicles, materials, equipment, and computers are in good working order and condition in all material respects.

           2.10 Title to Properties and Assets; Liens; etc. The Company has good and marketable title to its properties and assets, and good title to all its leasehold estates, in each case free of all Encumbrances other than (a) liens resulting from taxes which have not yet become delinquent, (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the Company's ownership or use of such property or assets, or
(c) as set forth on the Schedule of Exceptions. With respect to property it leases, the Company is in compliance with such leases in all material respects.

           2.11 Compliance with Other Instruments. Other than as set forth on the Schedule of Exceptions, the Company is not in violation or default of any term or provision of its Certificate of Incorporation or Bylaws, any Contract, judgment, decree or order to which it is a party or by which it is bound or, to the best of its knowledge, any statute, rule or regulation applicable to the Company. Other than as set forth on the Schedule of Exceptions, the execution, delivery and performance of this Agreement, the Investor Rights Agreement or any Ancillary Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the Certificate of Incorporation or By-laws of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to any Contracts binding upon the Company, (C) a violation of any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental entity ("Law") or any governmental or non-governmental permit or license to which the Company is subject or (D) any change in the rights or obligations of any party under any Contract binding upon the Company.

           2.12 Litigation, etc. Other than as set forth on the Schedule of Exceptions, there are no actions, suits, proceedings, or investigations before any court, or administrative agency pending or, to the best of the Company's knowledge, currently threatened by, against or with respect to the Company. The Company is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

           2.13 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the SEC Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the SEC Financial

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Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

           2.14 Employees. No employee of the Company is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor union organizing activity pending or threatened with respect to the Company. Except as set forth on the Schedule of Exceptions, there is no pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of the Company. Other than as set forth on the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable at the will of the Company. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

           2.15 Insurance. The Company has adequate insurance, with financially sound and reputable insurers, with respect to its properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability and errors and omissions insurance) as are customarily carried under similar circumstances by such other entities. No policy of insurance held by the Company has been cancelled nor has any requested coverage been refused by the Company's insurance carrier.

           2.16 Registration Rights. Except as required by the Investor Rights Agreement (as described herein) or as set forth in the Schedule of Exceptions, the Company is not under any obligation to register (as defined in the Investor Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

           2.17 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

           2.18 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.3 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as

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amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

           2.19 Operating Rights. To the knowledge of the Company, the Company has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Licenses") as are necessary or appropriate to the operation of its business as now conducted and, except as set forth in the Schedule of Exceptions, as proposed to be conducted. To the knowledge of the Company, such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or threatened that could result in the revocation or limitation of any of such Licenses. The Company has conducted its business so as to comply in all material respects with all such Licenses.

           2.20  Protection of Proprietary Information.

                 (a) The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

                 (b) Each officer, employee, or consultant of the Company has signed a proprietary information agreement substantially in the Company's standard form of such agreement, each of which agreements remains in full force and effect as of the date hereof. To the best of the Company's knowledge, none of the Company's current or former officers, employees, or consultants is or will be in violation thereof, and the Company will use its best efforts to prevent any such violation.

           2.21 Rights in Proprietary Information. To the knowledge of the Company, the Company has sufficient right, title and interest in and to all proprietary rights necessary for its business as now conducted, without any known conflict or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any other person or entity, nor does the Company have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any person or entity.

           2.22 Minute Books. The minute books of the Company made available to the Purchaser's counsel for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company, from the time of incorporation to the date hereof, and reflect all transactions referred to in such minutes accurately in all material respects.

           2.23 Voting Agreements. There exists no voting agreements or voting trusts involving shares of the Company's stock or any stockholder of the Company, other than those included in the Investor Rights Agreement.

           2.24 Full Disclosure. Neither this Agreement, the representations and warranties by the Company contained herein, the Exhibits hereto, the Investor Rights Agreement or any Ancillary Agreement, nor any other written statement or certificate delivered or to be furnished to the Purchaser in connection herewith or therewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which has not been disclosed to Purchaser that would materially adversely affect the Company's business or financial condition or its ability to perform its obligations under this Agreement.

       3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

           Purchaser hereby represents and warrants to the Company as follows:

           3.1 Legal Power. It has the requisite legal power to enter into this Agreement, the Investor Rights Agreement, the Loan Facility and any Ancillary Agreement, to purchase the Debentures, the Debenture Warrant and the Shares and to carry out and perform its obligations under the terms of this Agreement, the Investor Rights Agreement, the Loan Facility and any Ancillary Agreement.

           3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement, the Investor Rights Agreement and any Ancillary Agreement, will be valid and binding agreements of it enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

           3.3  Representations.

                (a) It is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                (b) It understands that (i) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration;
(ii) the Debentures, the Shares, the Loan Facility, the Debenture Warrants, and each certificate representing the Underlying Common Stock will be endorsed with the following legend:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR RULE 144A OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares, the Loan Facility, the Debentures, the Debenture Warrants or the Underlying Common Stock unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 or Rule 144A and Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144 or Rule 144A. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                (c) It has not been offered the Securities by any form of advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

                (d) It is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

                (e) It was not formed for the specific purpose of acquiring the Securities offered hereunder.

       4.  CERTAIN COVENANTS.

           4.1 Access and Information. The Company shall permit Purchaser and its representatives to have access, upon reasonable advance notice, to the real property owned or leased by the Company and to the offices of the Company, and shall furnish, or cause to be furnished, to Purchaser any financial and operating data and other information that is available with respect to the business and properties of the Company, including, but not limited to, all books, records and contracts, as Purchaser shall from time to time request.

           4.2 Confidentiality. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential and proprietary information shall include any business or other information which is delivered by one party to the other, unless such information (i) is already public knowledge, (ii) becomes public knowledge through no fault, action or inaction of the receiving party or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors, as applicable, prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents, as applicable, shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transactions referred to herein, to any third person without the written consent of all other parties.

           4.3 Public Disclosure. Except as may be required to comply with the requirements of applicable law or the rules and regulations of a stock exchange upon which the securities of a party may be listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

       5.  CONDITIONS TO CLOSING.

           5.1 Conditions to Obligations of Purchaser at the Closing. Purchaser's obligation to purchase the Shares and enter into the Loan Facility at the Closing is subject to the fulfillment to the Purchaser's satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived by Purchaser:

           (a)  Approval by Board of Directors of Purchaser.  The Board of
                -------------------------------------------
Directors of Purchaser shall have approved the execution and performance of this Agreement and all documents related thereto;

           (b)  Approval by Stockholders of the Company.  The Company shall seek
                ---------------------------------------
a written consent from a majority of the Stockholders of the Company approving an amendment of the Company's Certificate of Incorporation to increase the authorized capital from 16,000,000 shares of Common Stock authorized to 50,000,000 shares of Common Stock authorized;

           (c)  Delivery of the Debentures, the Debenture Warrants, the Shares
                --------------------------------------------------------------
and the Loan Facility. The Company shall have delivered to Purchaser the
----------------------
Debentures, the Debenture Warrants, the Shares and the Loan Facility;

           (d)  Certificate of Secretary.  The Company shall have delivered to
                ------------------------
Purchaser a certificate of the Secretary of the Company, dated as of the Closing Date, certifying a copy of the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement and all documents related thereto, and that such resolutions were duly adopted and are in full force and effect;

           (e)  Certificate of Officers.  Each of the representations and
                -----------------------
warranties of the Company contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants, conditions and agreements of the Company to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Purchaser shall have received at the Closing a certificate to the foregoing effect, dated as of the Closing Date and executed on behalf of the Company by its President and its Chief Financial Officer;

           (f)  Due Diligence; Financial Verification.  Purchaser shall have
                -------------------------------------
completed to its satisfaction its due diligence investigation of the Company, including financial and legal due diligence;

           (g)  Fiduciary Cash.  The Company shall have, as of the date of the
                --------------
Closing, Fiduciary Cash equal to or greater than Fiduciary Obligations, as calculated in accordance with California Department of Insurance Regulations;

           (h)  Opinion of Counsel. Purchaser shall have received from Sheppard,
                ------------------
Mullin, Richter & Hampton LLP, counsel to the Company, an opinion letter substantially in the form attached hereto as Exhibit E, addressed to Purchaser,
                                             ---------
dated the date of the Closing;

           (i)  Certificate of Designation.  The Certificate of Designation, in
                --------------------------
the form  set forth as Exhibit B hereto, shall have been filed with the
                       ---------
Secretary of State of the State of Delaware;

           (j)  Investor Rights Agreement.  The Company and Purchaser shall have
                -------------------------
entered  into the Investor Rights Agreement in the form of Exhibit F attached
                                                           ---------
hereto;

           (k)  Other Documents; Consents.  Purchaser shall have received such
                -------------------------
other documents and instruments as Purchaser or Purchaser's counsel reasonably may request to better evidence or effectuate the transactions contemplated hereby, including but not limited to, all consents required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby; and


           (l)  No Material Adverse Change.  Since December 31, 1999, there
                --------------------------
shall not have been (i) any condition, event or occurrence which individually or in the aggregate, has had a Material Adverse Effect on the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; or (iii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

      5.2 Conditions to Obligations of the Company at the Closing. The Company's obligation to issue and sell the Shares and enter into the Loan Facility under this Agreement is subject to the fulfillment to the Company's satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived by the Company:

           (a)  Total Purchase Price.  Purchaser shall have delivered the Total
                --------------------
Purchase Price to the Company in the manner set forth in Section 1.5 above;

           (b)  Certificate of Secretary.  Purchaser shall have delivered to the
                ------------------------
Company a certificate of the Secretary of the Purchaser, dated as of the Closing Date, certifying a copy of the resolutions of the board of directors of the Purchaser authorizing the execution and performance of this Agreement and all documents related thereto, and that such resolutions were duly adopted and are in full force and effect;

           (c)  Certificate of Officers.  Each of the representations and
                -----------------------
warranties of Purchaser contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants, conditions and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and the Company shall have received at the Closing a certificate to the foregoing effect, dated as of the Closing Date and executed on behalf of Purchaser by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries; and

           (d)  Other Documents; Consents.  The Company shall have received such
                -------------------------
other documents and instruments as the Company or Company's counsel reasonably may request to better evidence or effectuate the transactions contemplated hereby, including but not limited to, all consents required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement and the consummation of any other transaction contemplated hereby.

  6.  TERMINATION.

      6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

           (a)  by the mutual agreement of the Company and Purchaser;

           (b) by either the Company or Purchaser, by giving written notice of such termination to the other party, if such other party shall breach any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within thirty (30) days following the giving of written notice of such breach to the breaching party;

           (c) by either the Company or Purchaser, by giving written notice of such termination to the other party, if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

           (d) by either the Company or Purchaser, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to March 15, 2000.

      6.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 6.2 and Sections 4.2 and 4.3 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

  7.  INDEMNIFICATION.

      7.1 Survival. Unless otherwise set forth in this Agreement, the warranties representations and agreements of the Company and Purchaser contained herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or Purchaser.

      7.2 Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by Purchaser resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or other obligation of the Company contained in this Agreement. Notwithstanding the foregoing, the Company shall not be liable for any of Purchaser's lost profits or any incidental or consequential damages.

      7.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company against any and all Losses sustained by the Company resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of Purchaser contained in this Agreement. Notwithstanding the foregoing, Purchaser shall not be liable for any of the Company's lost profits or any incidental or consequential damages.

  8.  MISCELLANEOUS.

      8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

      8.2 Attorneys' Fees. In the event that any party to this Agreement institutes any legal proceeding to enforce any of the provisions of this Agreement, then the prevailing party in such proceeding shall be entitled to collect and receive its reasonable attorneys' fees and costs, through and including all appeals, and the other party shall pay for same.

      8.3 Arbitration; Venue and Jurisdiction. The parties hereto agree that any dispute arising out of or relating to this Agreement or the breach, termination or the validity hereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") by a neutral arbitrator who shall be a former superior court or appellate court judge or justice with experience in resolving business disputes. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et seq. and the parties intend this procedure to be specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The parties agree that the judgment or decision of the arbitrator shall be final and binding. The parties agree that the venue for the arbitration shall be in the County of San Diego, California. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator shall award reasonable attorneys' fees and costs of arbitration to the prevailing party in such arbitration. The parties hereto consent to the personal jurisdiction of any court in the County of San Diego, California for the enforcement of this agreement to arbitrate and any award granted pursuant to said arbitration or settlement of any dispute related hereto.

      8.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      8.5 Entire Agreement. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including, but not limited to, the Letter Agreement; provided, however, that Paragraph 1(g) of the Letter Agreement shall remain in effect in accordance with its terms. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      8.6 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and Purchaser.

      8.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to Purchaser, at its address set forth at the end or this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing in each case with a copy to Bruce Feuchter, Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, or (b) if to the Company, at its address as set forth at the end of this

Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing, in each case with a copy to A. John Murphy, Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, Suite 1700, San Francisco, California 94111.

      8.9  Finders' Fees.

           (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

           (b) Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, other than Hales & Company, who shall be paid by Purchaser, and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives are responsible.

      8.10 Fees and Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

      8.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

610 West Ash Street, Suite 1500       WARD NORTH AMERICA HOLDING, INC.
San Diego, California 92101


                                      By: /s/ Jeffrey S. Ward
                                         --------------------------
                                         Jeffrey S. Ward,
                                         President and Chief Executive Officer


1800 Sutter Street, Suite 400         ANCHOR PACIFIC UNDERWRITERS, INC.
Concord, California  94520


                                      By: /s/ James R. Dunathan
                                         --------------------------
                                         James R. Dunathan,
                                         President and Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                               FORM OF DEBENTURE

                                   EXHIBIT B
                                   ---------

                          CERTIFICATE OF DESIGNATION


                        CERTIFICATE OF DESIGNATIONS OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                      ANCHOR PACIFIC UNDERWRITERS, INC.,
                            A DELAWARE CORPORATION
                      (Pursuant to Section 151(g) of the
                       Delaware General Corporation Law)

     The undersigned, James R. Dunathan and Earl Wiklund hereby certify that:

     I. They are the duly elected and acting President and Secretary, respectively, of Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Corporation").

     II. The Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $0.02 per share ("Preferred Stock"), of which none are outstanding.

     III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting duly held on March 9, 2000, which constituted all requisite action on the part of the Corporation for adoption of such resolutions.

                                  RESOLUTIONS

     WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; and

     WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of Preferred Stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of Preferred Stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

     1. Designation, Amount, Par Value, and Dividends. The series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated shall be 1,853,300. The par value of each share of Series A Preferred Stock shall be $0.02. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any other Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the Available Assets, cumulative cash dividends at an annual rate per share equal to 8%, compounded annually, of the Series A Liquidation Value from and after the Series A Issue Date, as adjusted for any stock splits, combinations or dividends with respect to such share of Series A Preferred Stock, and provided that no dividends shall be paid on or declared and set apart on the Common Stock or Junior Stock until all accumulated and unpaid dividends with respect to the shares of Series A Preferred Stock shall have been paid or declared and set aside. Dividends payable pursuant to this Section shall begin to accrue and be cumulative from the Series A Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     2.  Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the holders of the Series A Preferred Stock shall be entitled to be paid out of the Available Assets, prior and in preference to any distribution to the holders of Common Stock or any other Junior Stock, and subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preferences, an amount equal to the greater of (i) the Series A Liquidation Value for each outstanding share of Series A Preferred Stock, or (ii) an amount per share equal to the amount such holders would have received had the Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock the full amount to which they otherwise would be entitled to receive, the holders of Series A Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts to which they would otherwise be entitled to receive upon liquidation if all liquidation preference dollar amounts owing to the holders of Series A Preferred Stock were paid in full.

         (b) After payment to the holders of the Series A Preferred Stock of the amount set forth in subsection 2(a), the then remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed to the holders of the Common Stock.

         (c) The amounts set forth above and throughout this Section shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, reverse stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock.

         (d) For purposes of this Section, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or
(ii) a sale of all or substantially all of the assets of the Corporation; or
(iii) a sale of authorized and unissued shares of the Corporation, unless in any of the cases described in clauses (i), (ii) or (iii), the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity. Each holder of Series A Preferred Stock, upon the occurrence of an event described in the immediately preceding sentence, shall have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 2 or under
Section 5(g) hereof by giving the Corporation written notice of such election at least ten days prior to the close of such transaction, unless such holders received notice of the transaction less than 20 days prior to the close of such transaction, and then the notice of election shall be given within 10 days after such notice of the transaction. In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed to be such consideration's fair market value, as determined reasonably by the Board of Directors.

     3.  Redemption.  The Series A Preferred Stock shall not be redeemable.

     4.  Voting Rights; Directors.

         (a) Except as expressly provided herein, including Section 7, or by the Certificate of Incorporation, by the bylaws of the Corporation or as required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted and (except as expressly provided herein or required by law, voting together with the Common Stock as a single class) shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any shareholders' meeting, which shall be given in accordance with the bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded downward).

         (b) In addition to those persons entitled to call a special meeting of the Corporation's shareholders pursuant to the Delaware Corporation Laws, special meetings of the Corporation's shareholders may be called by vote of not less than a majority of the outstanding shares of Series A Preferred Stock.

         (c) The Board of Directors of the Corporation shall consist of between seven (7) and thirteen (13) members, with the exact number to be fixed from time to time by the affirmative vote of a majority of the Board of Directors. At each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, the holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect five (5) directors to the Board of Directors. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to this Section, the remaining directors so elected by the Series A Preferred Stock may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the Series A Preferred Stock), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the Series A Preferred Stock, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of the Series A Preferred Stock represented at the meeting or pursuant to unanimous written consent.

     5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a)  Right to Convert.  Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the Series A Issue Date, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Stated Value by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (hereinafter sometimes the "Conversion Rate"). The initial Conversion Price per share for Series A Preferred Stock (as from time to time in effect, the "Conversion Price") shall be $.1079156. Such initial Conversion Price shall be adjusted as hereinafter provided.

         (b) Automatic Conversion.  Each share of Series A Preferred Stock shall
             --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Price as provided in Section 5(a) above, after adjustment as provided elsewhere in this Section 5,

             (i) immediately prior to the closing of an underwritten public offering of the Corporation's Common Stock (A) immediately following which offering the Corporation's Common Stock trades on the New York Stock Exchange or the Nasdaq National Market or any national securities exchange with recognition by regulatory authorities not materially different from, and listing standards not less stringent than those imposed by, the Nasdaq National Market and (B) at a price per share of Common Stock (adjusted for any stock splits, stock dividends and recapitalizations of or on the Common Stock) not less than Five Dollars ($5.00) for each share of Common Stock into which the Series A Preferred Stock would then convert, and which results in gross proceeds to the Corporation of at least Ten Million Dollars ($10,000,000); or

            (ii) at the election of the holders of at least a majority of the Series A Preferred Stock, voting as a separate class, to automatically convert all of the outstanding shares of Series A Preferred Stock.

         (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.

          (i) The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (A) Upon each issuance by this Corporation of any Additional Stock (as defined below) after the date the first share of Series A Preferred Stock was originally issued, without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

               (B) No adjustment of the Conversion Price for Series A Preferred Stock shall be made in an amount less than one cent ($.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price for such Preferred Stock shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections 5(d)(i) (E)(3), or (E)(4) or 5(d)(iv), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

               (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the sum of the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights, and the exercise price provided for in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the sum of the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), and the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities (other than the principal amount of convertible securities to the extent the Corporation has received such consideration as of the issuance thereof) or the exercise of any related options or rights.

                    (3) In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by this Corporation after the date the first share of Series A Preferred Stock was originally issued other than:

               (A) Common Stock issued pursuant to a transaction described in subsection 5(d)(iii) hereof;

               (B) Common Stock issuable or issued to employees or service providers of this Corporation directly or pursuant to a stock option plan or restricted stock plan at the then current fair market value, as approved and determined by the Board of Directors of this Corporation; or

               (C) Common Stock issued upon conversion of shares of Series A Preferred Stock.

          (iii) In the event the Corporation should at any time or from time to time after the date the first share of Series A Preferred Stock was originally issued fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (iv) If the number of shares of Common Stock outstanding at any time after the date the first share of Series A Preferred Stock was originally issued is decreased by a reverse-split or combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (e)  Other Distributions.  In the event this Corporation shall declare a
          -------------------
distribution payable in securities of other entities, evidences of indebtedness issued by this Corporation or other entities, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(iii), then, in each such case for other purposes of this subsection 5(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     (f)  Recapitalizations.  If at any time or from time to time there shall be
          -----------------
a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or
Section 2), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of such number of shares of Common Stock deliverable upon conversion immediately prior to that recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (g)  Capital Reorganization, Merger or Sale of Assets.  If at any time or
          ------------------------------------------------
from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale or an amount of cash receivable as if the Series A Preferred Stock had converted into shares of Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 shall be applicable after that event in as nearly equivalent a manner as may be practicable. Each holder of Series A Preferred Stock upon the occurrence of an event set forth in this Section 5(g), shall, subject to automatic conversion pursuant to subsection 5(b), have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 5(g) or Section 2 hereof, if applicable, by giving the Corporation written notice of such election at least ten days prior to the close of such transaction unless such holders received notice of the transaction less than 20 days prior to the close of such transaction, then the notice of election shall be given within 10 days after such notice.

     (h)  Certificates as to Adjustments.  Upon the occurrence of each
          ------------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

     (i)  Issue Taxes.  The Corporation shall pay any and all issue and other
          -----------
taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation shall
          ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation. For the purpose of increasing the number of shares of Common Stock authorized to provide enough Common Stock to fully convert the Series A Preferred Stock, the Series A Preferred Stock shall vote in favor of such amendment to the Certificate of Incorporation.

     (k)  No Fractional Shares.  No fractional share shall be issued upon the
          --------------------
conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     6. Amendment. Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series A Preferred Stock. Any amendment so effected shall be binding upon the Corporation and any holder of the Series A Preferred Stock.

     7. Protective Provisions. (a) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, authorize:

          (i) the declaration, setting aside or payment of any dividend or distribution with respect to any shares of equity securities of the Corporation;

          (ii) any increase in the authorized number of shares of any class or series of capital stock of the Corporation;

          (iii) the redemption or repurchase of any shares of equity securities, except for the repurchase of shares at cost or without cost pursuant to rights granted to the Corporation under employee stock option or stock repurchase agreements;

          (iv) any amendment to, or waiver of, any provision of the Certificate of Incorporation or bylaws of the Corporation or any corporate action that would change any of the rights, preferences, privileges of the Series A Preferred Stock or limitations provided for herein for the benefit of the Series A Preferred Stock or which would materially adversely affect the rights of the holders of the Series A Preferred Stock;

          (v) the creation or issuance of, or the obligation to create or issue, any shares of any class or series of capital stock of the Corporation, or any other securities convertible into capital stock of the Corporation, other than (i) capital stock issuable or issued to employees or service providers of this Corporation directly or pursuant to a stock option or restricted stock plan approved by the Board of Directors of this Corporation or
(ii) capital stock issuable upon the conversion or exchange of any convertible or exchangeable securities outstanding as of the date hereof or the issuance of which was approved pursuant to this subsection;

          (vi) the sale, lease, exchange or transfer, in one transaction or a series of related transactions, of assets of the Corporation having a fair market value in excess of $100,000, unless the Corporation's stockholders immediately prior to such sale, lease, exchange or transfer will, as a result of such transaction hold (by virtue of securities issued as consideration in such transaction) at least 50% of the voting power of the purchasing entity);

          (vii)  any liquidation, dissolution or winding up of the Corporation;

          (viii) any reorganization, merger or consolidation in which the Corporation is not the surviving entity, or which will result in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity;

          (ix) any change in the primary business of the Corporation and its subsidiaries from the business of providing insurance claims management, administration and related services to third parties;

          (x) any transaction which would result in the Corporation, or any Subsidiary of the Corporation, incurring, assuming or suffering to exist, any new bank indebtedness that exceeds existing bank indebtedness of the Corporation on the Series A Issue Date by an amount in excess of one hundred thousand dollars ($100,000);

          (xi) the acquisition (including by merger or consolidation with the Corporation or any of its Subsidiaries) by the Corporation or any of its Subsidiaries of shares of capital stock of or any other ownership interest in, or the acquisition (including by purchase, lease or exchange) of all or any substantial portion of the assets of, any entity (other than the formation of any new Subsidiary or joint venture in the ordinary course of the Corporation's business which has been approved by a majority of the Board of Directors);

          (xii) the creation or issuance of any stock options, warrants or other Common Stock Equivalents, other than options issued to employees or service providers of this Corporation directly or pursuant to a stock option plan approved by the Board of Directors of this Corporation granted at the then fair market value of such Common Stock as determined by the Board of Directors; or

          (xiii) any transaction substantially similar to any of those enumerated in this Section.:

     (b) In addition to any other rights provided by law or otherwise provided herein, so long as shares of the Series A Preferred Stock remain outstanding.

          (i) the Board of Directors of the Corporation shall not exceed nine members; and

          (ii) the holders of the Series A Preferred shall elect a majority of the Corporation's Board of Directors voting separately as a single class.

     8. No Reissuances of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

     9. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision contained herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     10. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of such Preferred Stock against dilution or other impairment.

     11.  Notices.  In the event of:

          (a) Any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (b) Any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

          (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

     then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective. Such notice shall be mailed by first class mail, postage prepaid, at least 20 days prior to the date specified in such notice on which such action is to be taken.

     12.  Certain Definitions.

     "Available Assets" shall mean, upon the liquidation, dissolution or winding up of the Corporation, all assets of the Corporation available for distribution to holders of all classes of the Corporation's capital stock, whether such assets are capital, surplus or earnings.

     "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

     "Series A Issue Date" shall mean, as to any share of Series A Preferred Stock, the date of original issuance of such share of Series A Preferred Stock.

     "Series A Liquidation Value" as of any date shall mean an amount per share equal to the Series A Stated Value, plus all accrued and unpaid dividends thereon.

     "Series A Stated Value" shall mean $1.079156.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     RESOLVED FURTHER, that the President and Secretary of the Corporation be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

     IN WITNESS WHEREOF, the undersigned declare under penalty of perjury that they have read the foregoing Certificate of Designations and know the contents thereof, and that the statements therein are true and correct of their own knowledge.



Executed at Concord, California, on March 9, 2000.


                              By:
                                 -----------------------------------
                                 James R. Dunathan, President


                              By:
                                 -----------------------------------
                                 Earl Wiklund, Secretary

                                   EXHIBIT C
                                   ---------

                             FORM OF LOAN FACILITY

THIS CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT (THE "NOTE") AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       ANCHOR PACIFIC UNDERWRITERS, INC.

                 CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT

$1,000,000                                                        March 10, 2000

     FOR VALUE RECEIVED, ANCHOR PACIFIC UNDERWRITERS, INC., a Delaware corporation (the "Company"), hereby promises to pay to WARD NORTH AMERICA HOLDING, INC., a California corporation ( "Holder"), or registered assigns, on March 10, 2002, subject to earlier conversion as described below, the principal sum of One Million Dollars ($1,000,000), or such lesser amount as shall equal the unpaid principal amount of the advances made by Holder to the Company pursuant to Section 2 below, and to pay interest from the date of each advance on the whole amount of such advance remaining unpaid at a rate per annum equal to the lesser of (a) ten percent (10.0%) per annum, or (b) the maximum rate permitted by law.

     Interest on each advance shall accrue from the date of such advance, and shall be due and payable quarterly on the first day of each calendar quarter during the term hereof, with all remaining accrued and unpaid interest due and payable at such time as the outstanding principal amount is due or has been converted. All accrued and unpaid interest shall be paid in cash upon the payment in cash of the principal outstanding hereunder or the conversion of this Note as provided herein. Nothing contained in this Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under California law. Principal and interest shall be payable at the principal office of Holder, located at 610 West Ash Street, Suite 1500, San Diego, California 92101, or at such other place as Holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year.

     1.   Other Agreements and Documents.
          ------------------------------

          (a) Purchase Agreement and Related Documents.  This Note is issued
              ----------------------------------------
pursuant to and is entitled to the benefits and subject to the conditions of that certain Securities Purchase Agreement of even date herewith, among the Company and Holder, as the same may be amended from time to time (the "Purchase Agreement").

     In connection with the Purchase Agreement (i) the Company and Holder entered into that certain Investor Rights Agreement of even date herewith, as the same may be amended from time to time (the "Investor Rights Agreement"),
(ii) Holder purchased from the Company certain convertible debentures (the "Debentures"), as described in the Purchase Agreement, (iii) the Company issued to Holder certain warrants to purchase shares of common stock of the Company (the "Debenture Warrants"), as defined in the Purchase

Agreement, and (iv) the Company filed with the Delaware Secretary of State that certain Certificate of Designations of Series A Convertible Preferred Stock (the "Certificate").

          (b) This Note, the Purchase Agreement, the Investor Rights Agreement, the Debentures, the Debenture Warrants, and the Certificate are sometimes collectively referred to herein as the "Transaction Documents".

     2.   Line of Credit Amount and Terms
          -------------------------------

          (a)  Facility Amount.
               ---------------

               (i) During the availability period described below in Section 2(b), Holder will provide a line of credit (the "Facility") to The Company. The amount of the Facility (the "Commitment") is $1,000,000.

               (ii) All or a portion of the Facility shall be made available as needed. Each advance shall be made available to the Company within three
     (3) Business Days following the Company's request therefor in accordance with Section 2(c).

          (b)  Availability Period.  The Facility is available commencing on the
               -------------------
date this Convertible Promissory Note and Loan Agreement is signed by the parties hereto and ending on March 10, 2002 (the "Expiration Date"), so long as no Event of Default (as defined below), or event or condition with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and is continuing.

          (c)  Requests for Advances.  Each request for an advance must be in
               ---------------------
writing and received by Holder at least three (3) Business Days prior to the Business Day of the requested advance.

          (d)  Business Days.  Unless otherwise provided in this Agreement, a
               -------------
Business Day is a day other than a Saturday or a Sunday on which commercial banks are open for business in California. All payments and disbursements which would be due on a day which is not a Business Day will be due on the next Business Day. All payments received on a day which is not a Business Day will be applied to the credit of the Company on the next Business Day.

          (e)  Taxes.  Payments made by the Company to Holder will be made
               -----
without deduction of withholding or similar taxes. If the Company is required to pay such taxes, the Company will pay such taxes in addition to the amounts due to Holder under this Agreement. If the Company fails to make such tax payments when due, the Company indemnifies Holder against any liability for such taxes, as well as for any related interest, expenses, additions to tax, or penalties asserted against or suffered by Holder with respect to such taxes.

          (f)  Condition to Each Advance.  Before each advance under the
               -------------------------
Facility, including the first:

               (i) the Company must furnish Holder with a request for an advance as contemplated by Section 2(c);

               (ii) each representation and warranty set forth in the Purchase Agreement shall be true and correct in all material respects as if made on the date of such advance;

               (iii) no material adverse change in the operations, business or condition (financial or otherwise) of the Company and its subsidiaries shall have occurred from that existing as of March 1, 2000; and

               (iv) no Event of Default, or event or condition with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing on the date of such advance.

     Each request for an advance shall be deemed a representation and warranty by the Company that the conditions referred to in clauses (ii), (iii) and (iv) above have been met.

          (g)  Required Advance.  Notwithstanding the foregoing, the Holder
               ----------------
shall have the right, at any time, to require the Company to accept an advance equal to the remaining unadvanced amount of the Facility.

          (h)  Application of Payments.  Payments by the Company hereunder shall
               -----------------------
be applied as follows: first, to the payment of expenses due hereunder; second,
                       -----                                            ------
to the payment of interest accrued on this Note; and third, to the payment of
                                                     -----
the outstanding principal balance of advances made hereunder, in the order such advances were borrowed.

     3.   Default.  If any of the following events (hereafter called "Events of
          -------
Default") shall occur:

          (a) If the Company shall default in the payment of any principal or interest due under this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

          (b) If the Company shall make a general assignment for the benefit of creditors; or

          (c) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Company in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company of all or any substantial part of the properties of the Company, or the Company shall commence the winding up or the dissolution or liquidation of the Company; or

          (d) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against the Company seeking reorganization, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

          (e) If the Company should breach any of the covenants, representations, warranties, terms or conditions contained in this Note (other than as provided in paragraphs (a), (b), (c), (d), (f), (g), (h) or (i) of this Section), any of the other Transaction Documents, or in any statement or certificate at any time given or made to Holder pursuant thereto or in connection therewith, and, if such breach is of a type that is curable, such breach is not cured within fifteen (15) days after the Company becomes aware of such breach; or

          (f) If the Company should fail to pay when due any amount due under any of the Transaction Documents; or

          (g) If the Company shall fail to pay when due (whether upon acceleration or otherwise) and after passage of any applicable notice and cure periods, any payment due with respect to indebtedness for borrowed money having an aggregate principal amount of more than $50,000 when due; or

          (h) If the Company shall fail to comply with (i) any agreement pursuant to which the Company shall be liable for an amount in excess of $50,000 upon any default thereof, or (ii) any indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties, and in any such case such failure continues after the applicable grace or notice period, if any, specified in such agreement on the date of such failure; or

          (i) If any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $50,000 shall be rendered, issued or levied against the Company or its property and such process shall not be waived, stayed, vacated or fully bonded within thirty (30) days after its issuance or levy, unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto;

then, and in each and every such case, Holder may by notice in writing to the Company declare all amounts under this Note to be forthwith due and payable (except that, in the case of an Event of Default under either Section 3(c) or Section 3(d), this Note shall become immediately due and payable without notice) and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     4.   Conversion.  Subject to and upon compliance with the provisions of
          ----------
this Section 4, at the option of Holder, at any time or from time to time, this Note may be converted, in whole or in part, into shares of Series A Preferred Stock of the Company by the surrender of this Note in the manner specified in
Section 4(a) below. The number of shares of Series A Preferred Stock into which this Note shall be convertible shall equal the principal amount of the Note being converted divided by the "Conversion Price" (as hereinafter defined). The Conversion Price shall initially be $4.5045 per share, and shall be subject to adjustment pursuant to Section 4(b) below.

          (a)  Mechanics of Conversion.  Before Holder shall be entitled to
               -----------------------
convert this Note, Holder shall surrender this Note, duly endorsed, at the Company's principal corporate office, together with written notice of Holder's election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to Holder, or to the nominee or nominees of Holder, a certificate or certificates for the number of shares of Series A Preferred Stock to which Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred Stock as of such date. If this Note is converted in part, this Note must be converted for a number of whole shares of Series A Preferred Stock and Holder shall be entitled to receive a new Note covering the remaining principal amount in respect of which this Note has not been converted. Upon such surrender of this Note, the Company will issue a certificate or certificates in the name of Holder for the largest number of whole shares of Series A Preferred Stock to which Holder shall be entitled and, if this Note is converted in whole, in lieu of any fractional share of Series A Preferred Stock to which Holder shall be entitled, cash equal to the remaining amount due hereunder. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of Holder, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the shares of Series A Preferred Stock or Common Stock, as applicable, issuable upon conversion of this Note shall not be deemed to have converted this Note until immediately prior to the closing of such sale of securities.

          (b)  Conversion Price Adjustments for Certain Dilutive Issuances,
               ------------------------------------------------------------
Splits and Combinations.  The Conversion Price shall be subject to adjustment
-----------------------
from time to time as follows:

               (i) In the event the Company should at any time or from time to time after the date of execution of this Convertible Promissory Note and Loan Agreement (the "Effective Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred Stock or the determination of holders of Series A Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series A Preferred Stock, Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A Preferred Stock or Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Series A Preferred Stock, Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Series A Preferred Stock issuable on conversion of this Note shall be increased in proportion to such increase of the aggregate of shares of Series A Preferred Stock and Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (ii) If the number of shares of Series A Preferred Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Series A Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Series A Preferred Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Series A Preferred Stock.

          (c)  Other Distributions.  In the event the Company shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(b)(i), then, in each such case for other purposes of this Section 4(c), Holder shall be entitled to a proportionate share of any such distribution as though they were the holder of the number of shares of Series A Preferred Stock of the Company into which this
Note is convertible as of the record date fixed for the determination of the holders of Series A Preferred Stock of the Company entitled to receive such distribution in respect of shares of Series A Preferred Stock.

          (d)  Recapitalizations.  If at any time or from time to time there
               -----------------
shall be a recapitalization of the Series A Preferred Stock (other than a subdivision, combination or merger or sale of assets transaction or like transaction provided for elsewhere in this Section 4), provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Company, or otherwise, to which a holder of Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of Holder after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Notes) shall be applicable after that event as they were before as nearly equivalent as may be practicable.

          (e)  No Impairment.  The Company will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

          (f)  Certificate as to Adjustment.  Upon the occurrence of each
               ----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its chief financial officer to verify such computation and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Series A Preferred Stock and the amount, if any, of other securities and/or property which at the time would be receivable upon the conversion of the Note. Such certificate shall set forth in reasonable detail such facts as may be necessary to show the reason for and manner of computing such adjustment. If demanded by Holder, the Company shall provide Holder a verification or confirmation of the calculation of such adjustment signed by an independent certified public accountant, which may be the firm of independent certified public accountants servicing the Company.

          (g)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Company of a record of the holders of any class of securities for the purpose of determining if Holder is entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h)  Taxes on Conversion.  The issue of share certificates on
               -------------------
conversion of this Note shall be made without charge to Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of Holder, and the Company shall not be required to issue or deliver any certificate in respect of such shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (i)  Reservation of Conversion Securities.  The Company agrees that it
               ------------------------------------
will use its best efforts to have its stockholders authorize, and once so authorized it will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Series A Preferred Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

          (j)  No Rights as Stockholders.  Prior to the conversion of this Note,
               -------------------------
Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Purchase Agreement or as otherwise agreed.

     5.   Merger, Consolidation.
          ---------------------

          (a)  Acceleration on Merger, Consolidation.  In the event of (i) any
               -------------------------------------
consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, then, at the election of Holder made by written notice given to the Company, the principal and accrued interest on this Note shall be due and payable at the closing of any such transaction.

          (b)  Notices.  The Company shall give Holder written notice of such
               -------
impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5 and the Company shall thereafter give Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given the notice provided for herein of any material changes.

     6.   Transfer.  Subject to the restrictions and limitations set forth in
          --------
the Purchase Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

     7.   Prepayment of Note.  This Note may not be pre-paid by the Company
          ------------------
without the express written consent of Holder.

     8.   Notices.  Any notices and other communications required or permitted
          -------
in this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified air mail, postage prepaid, addressed as follows:

     If to the Company, addressed to:

          Anchor Pacific Underwriters, Inc.
          1800 Sutter Street, Suite 400
          Concord, California  94520
          Attention: James R. Dunathan, President & Chief Executive Officer

     If to Holder, addressed to:

          Ward North America Holding
          610 West Ash Street, Suite 1500
          San Diego, California  92101
          Attention: Jeffrey S. Ward, President & Chief Executive Officer

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two (2) business day after being sent by Federal Express, if sent by Federal Express, (c) one (1) business day after being delivered, if delivered by telecopier, and (d) three (3) business days after being sent, if sent by registered or certified air mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     9.   Amendment, Waiver Etc.  The terms of this Note may be amended or
          ----------------------
waived only upon the written consent of the Company and Holder.

     10.  Waivers.  The Company hereby waives diligence, presentment for
          -------
payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. The Company agrees to remain bound until all principal and interest payable hereunder are paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. The Company, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

     11.  No Waiver by Holder.  Any delay or omission on the part of Holder to
          -------------------
exercise any of its rights or remedies hereunder, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a continuing waiver of that right or remedy or any other right or remedy of Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of Holder's rights or remedies under this Note at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent otherwise provided by law.

     12.  Costs of Enforcement.  If the Company fails to pay any amounts due
          --------------------
hereunder when due, or if an Event of Default occurs under this Note, then the Company shall pay all costs of enforcement and collection, including, without limitation, reasonable attorneys' fees and costs, whether or not enforcement and collection includes the filing of a lawsuit, and whether or not that lawsuit is prosecuted to judgment.

     13.  Binding Nature.  The provisions of this Note shall be binding upon and
          --------------
inure to the benefit of the respective successors and assigns of the Company and Holder.

     14.  Usury Savings.  The Company and Holder intend to contract in
          -------------
compliance with all state and federal usury laws governing the loan evidenced by this Note. Both parties agree that none of the terms of this Note or any other agreement between the Company and Holder shall be construed as a contract for or a requirement to pay interest under this Note at a rate in excess of the maximum interest rate, or in an amount that exceeds the maximum amount of interest, allowed by any applicable state or federal usury laws. If Holder receives sums which constitute interest that would increase the effective interest rate or the amount of interest received on this Note to a rate or an amount in excess of that permitted by any applicable law, then all such sums constituting interest in excess of that permitted to be paid under applicable law shall at Holder's option either be credited to the payment of principal or returned to the Company. The provisions of this Paragraph control the other provisions of this Note and any other agreement between the Company and Holder.

     15.  Assignment.  This Note is not assignable or transferable by the
          ----------
Company.

     16.  Governing Law.  This Note shall be governed by and construed under the
          -------------
laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     17.  Jurisdiction; Venue.  Each party hereto agrees that all actions or
          -------------------
disputes arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in courts having situs in San Diego County and the United States District Court for the Southern District of California, and the Company and Holder each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in San Diego County.

     18.  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO KNOWINGLY AND
          --------------------------------
WILLINGLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR DISPUTE ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR DISPUTE SHALL BE HEARD BEFORE A JUDGE ONLY.

     19.  Severability.  All provisions hereof are severable.  If any provision
          ------------
hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.


     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                  ANCHOR PACIFIC UNDERWRITERS, INC.

                                  By: ____________________________________
                                      James R. Dunathan, President & CEO

AGREED (as to Section 2):

WARD NORTH AMERICA HOLDING, INC.


By: __________________________________
    Jeffrey S. Ward, President and CEO

                                   EXHIBIT D
                                   ---------

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

2.1    Organization and Standing; Qualification.

       None.

2.2    Authority.

       The Company must authorize additional shares of Common Stock.

2.3    Capitalization.

       (a)  Warrants.

       Warrants to purchase shares of Common Stock were granted as follows:

       The Imperial Bank Note/Warrants, specifically set forth below, include a net exercise feature, a repurchase on sale provision, and an anti-dilution feature for adjusting the price and number of issuable common shares, as are more fully set forth in the specific warrant agreements provided to Purchaser. Exception 2.16 is incorporated herein.


                                Anchor Pacific Underwriters
                                        Warrant Log
-----------------------------------------------------------------------------
Participant                         Warrant   Maturity   Strike   Outstanding
                                    Date      Date       Price    Warrants
-----------------------------------------------------------------------------
Subordinated Notes/Warrants
-----------------------------------------------------------------------------
Steve Gonsalves                     Aug-96    Aug-01     $1.35      10,000
-----------------------------------------------------------------------------
Gonsalves and Santucci, Inc.        Aug-96    Aug-01     $1.35      10,000
-----------------------------------------------------------------------------
Christine Behrens - APU 401-K       Sep-96    Sep-01     $1.35       2,000
-----------------------------------------------------------------------------
James Dunathan - APU 401-K          Sep-96    Sep-01     $1.35       2,000
-----------------------------------------------------------------------------
Earl Wiklund-APU 401-K              Sep-96    Sep-01     $1.35       2,000
-----------------------------------------------------------------------------
James Wieking - APU 401-K           Sep-96    Sep-01     $1.35       4,000
-----------------------------------------------------------------------------
Donald Putnam - APU 401-K           Sep-96    Sep-01     $1.35       4,000
-----------------------------------------------------------------------------
Susan Sula                          Sep-96    Sep-01     $1.35       2,000
-----------------------------------------------------------------------------
TOTAL:                                                              36,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Participant                      Warrant      Maturity     Strike       Outstanding
                                 Date         Date         Price          Warrants
-----------------------------------------------------------------------------------
Subscription Agreements/Warrants
-----------------------------------------------------------------------------------
Earl Wiklund                     Jan-97      Jan-02        $0.90          11,111
-----------------------------------------------------------------------------------
Steve Gonsalves                  Jan-97      Jan-02        $0.90          55,555
-----------------------------------------------------------------------------------
Donald Putnam                    Jan-97      Jan-02        $0.90          33,333
-----------------------------------------------------------------------------------
Earl Wiklund                     Feb-97      Feb-02        $0.90           5,555
-----------------------------------------------------------------------------------
James Wieking                    Feb-97      Feb-02        $0.90          27,777
-----------------------------------------------------------------------------------
Audie Dudum                      Mar-97      Mar-02        $0.90          22,222
-----------------------------------------------------------------------------------
Terrance O'Dwyer                 Mar-97      Mar-02        $0.90          17,000
-----------------------------------------------------------------------------------
John Carroll                     Apr-97      Apr-02        $0.90          11,111
-----------------------------------------------------------------------------------
Jeff Kaufman                     Apr-97      Apr-02        $0.90          22,222
-----------------------------------------------------------------------------------
Garrett Cecchini                 Apr-97      Apr-02        $0.90          22,222
-----------------------------------------------------------------------------------
Peter Logan                      Apr-97      Apr-02        $0.90          22,222
-----------------------------------------------------------------------------------
John Warner                      Apr-97      Apr-02        $0.90          11,111
-----------------------------------------------------------------------------------
Robert Baratta                   Apr-97      Apr-02        $0.90          10,000
-----------------------------------------------------------------------------------
Nino Pedrini                     Apr-97      Apr-02        $0.90          10,000
-----------------------------------------------------------------------------------
Terrance O'Dwyer                 Jul-97      Jul-02        $0.90          13,000
-----------------------------------------------------------------------------------
Lawrence Hayes                   Aug-97      Aug-02        $0.90          11,111
-----------------------------------------------------------------------------------
Thomas Pomeroy                   Aug-97      Aug-02        $0.90          11,111
-----------------------------------------------------------------------------------
Donald Cameron                   Sep-97      Sep-02        $0.90          27,777
-----------------------------------------------------------------------------------
TOTAL:                                                                   344,440
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
10% Note/Warrants
-----------------------------------------------------------------------------------
Steve Gonsalves                  Sep-97      Sep-02        $0.90          30,000
-----------------------------------------------------------------------------------
Earl Wiklund                     Sep-99      Sep-04        $0.50          12,000
-----------------------------------------------------------------------------------
TOTAL:                                                                    42,000
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Engagement Letter/Warrants
-----------------------------------------------------------------------------------
Steve Gerbsman                   Aug-97      Aug-02        $0.90          30,000
-----------------------------------------------------------------------------------
TOTAL:                                                                    30,000
-----------------------------------------------------------------------------------
Imperial Bank Note/Warrants
-----------------------------------------------------------------------------------
Imperial Bank* (see note above)  Oct-97      Oct-02        $1.75*         95,000*
-----------------------------------------------------------------------------------
                                 Nov-98      Nov-03        $0.50*         80,000*
-----------------------------------------------------------------------------------
                                 Apr-99      May-04        $0.60*        100,000*
-----------------------------------------------------------------------------------
                                 Dec-99      Dec-04        $0.50*         80,000*
-----------------------------------------------------------------------------------
TOTAL:                                                                   355,000*
-----------------------------------------------------------------------------------

Participant                      Warrant      Maturity   Strike       Outstanding
                                 Date         Date       Price        Warrants
------------------------------------------------------------------------------------
System Industries/Warrants
------------------------------------------------------------------------------------
Unsecured Creditors              unknown     unknown       $3.00         195,789
------------------------------------------------------------------------------------
TOTAL:                                                                   195,789
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Series B Warrants
------------------------------------------------------------------------------------
Gordon Silverstein                  Oct-98     Oct-03      $0.50           6,000
------------------------------------------------------------------------------------
Earl Wiklund                        Oct-98     Oct-03      $0.50           6,000
------------------------------------------------------------------------------------
Donald Putnam                       Oct-98     Oct-03      $0.50           6,000
------------------------------------------------------------------------------------
Thomas Hedford                      Nov-98     Nov-03      $0.50           6,000
------------------------------------------------------------------------------------
Robert Rath                         Nov-98     Nov-03      $0.50          10,000
------------------------------------------------------------------------------------
Jim Wieking                         Nov-98     Nov-03      $0.50           6,000
------------------------------------------------------------------------------------
Stuart Rosendahl                    Dec-98     Dec-03      $0.50           6,000
------------------------------------------------------------------------------------
Gordon Silverstein                  Dec-98     Dec-03      $0.50           6,000
------------------------------------------------------------------------------------
Robert Baratta                      Dec-98     Dec-03      $0.50          22,750
------------------------------------------------------------------------------------
Nino Pedrini Trust                  Dec-98     Dec-03      $0.50          22,750
------------------------------------------------------------------------------------
Donald Cameron                      Jan-99     Jan-04      $0.50          20,000
------------------------------------------------------------------------------------
TOTAL:                                                                   117,500
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Series D Warrants
------------------------------------------------------------------------------------
Richard Frank                       Mar-99     Mar-04      $0.50          30,000
------------------------------------------------------------------------------------
Guarantee Life                      May-99     May-04      $0.50          36,000
------------------------------------------------------------------------------------
James Dunathan - APU 401-K          Jun-99     Jun-04      $0.50           5,400
------------------------------------------------------------------------------------
Charles Klinedinst                  Jul-99     Jul-04      $0.50          15,000
------------------------------------------------------------------------------------
James Dunathan                      Sep-99     Sep-04      $0.50          21,000
------------------------------------------------------------------------------------
Donald Cameron                      Oct-99     Oct-04      $0.50          60,000
------------------------------------------------------------------------------------
TOTAL:                                                                   167,400
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Series E Warrants
------------------------------------------------------------------------------------
Ward N.A.                           Nov-99     Nov-04      $0.50          90,000
------------------------------------------------------------------------------------
Ward N.A.                           Dec-99     Dec-04      $0.50          90,000
------------------------------------------------------------------------------------
Ward N.A.                           Dec-99     Dec-04      $0.50          60,000
------------------------------------------------------------------------------------
Ward N.A.                           Jan-00     Jan-05      $0.50          39,000
------------------------------------------------------------------------------------
Ward N.A.                           Feb-00     Feb-05      $0.50          21,000
------------------------------------------------------------------------------------
TOTAL:                                                                   300,000
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TOTAL WARRANTS:                                                        1,588,129
------------------------------------------------------------------------------------

(b)  Options.

          In accordance with the approval of the shareholders at the Company's annual shareholder meeting held on May 12, 1998, the Company's 1994 Stock Option Plan ("Plan") must be amended to reflect the authorized Common Stock to be 16,000,000, authorized Preferred Stock to be 2,000,000, with 1,000,000 shares of Common Stock reserved for the Plan.

          The following is a list of the outstanding options of the Company:

--------------------------------------------------------------------------------------
                                   Anchor Pacific Underwriters
                                           Option Log
--------------------------------------------------------------------------------------
Optionee             Grant Date    Number of Options    Option Price   Vested Options
--------------------------------------------------------------------------------------
Dunathan, James        6/20/95          54,350              $1.50           54,350
--------------------------------------------------------------------------------------
                       6/24/96           1,000              $1.60              750
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       8/16/97          50,000              $0.90           50,000
--------------------------------------------------------------------------------------
                       5/12/98           1,000              $0.81              250
--------------------------------------------------------------------------------------
                      12/21/98          10,000              $0.90           10,000
--------------------------------------------------------------------------------------
                      12/21/98           6,000              $0.50            6,000
--------------------------------------------------------------------------------------
Wiklund, Earl          6/20/95          45,000              $1.50           45,000
--------------------------------------------------------------------------------------
                       6/24/96           1,000              $1.45              750
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       5/12/98           1,000              $0.81              250
--------------------------------------------------------------------------------------
Gonsalves, Steve       6/20/95          15,000              $1.50           15,000
--------------------------------------------------------------------------------------
                       5/14/96           1,000              $1.63              750
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       5/12/96           1,000              $0.81              250
--------------------------------------------------------------------------------------
Sanford, Michael       6/20/95          35,000              $1.50           35,000
--------------------------------------------------------------------------------------
                       5/14/96           1,000              $1.63              750
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       5/12/98           1,000              $0.81              250
--------------------------------------------------------------------------------------
MacCullough, R.        6/20/95          35,000              $1.50           35,000
--------------------------------------------------------------------------------------
                       5/14/96           1,000              $1.63              750
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       5/12/98           1,000              $0.81              250
--------------------------------------------------------------------------------------
Silverstein, Gordon    3/10/97          15,000              $1.00            7,500
--------------------------------------------------------------------------------------
                       5/13/97           1,000              $0.90              500
--------------------------------------------------------------------------------------
                       5/12/98           1,000              $0.81              250
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                            Anchor Pacific Underwriters
                                     Option Log
------------------------------------------------------------------------------------
Optionee             Grant Date    Number of Options   Option Price   Vested Options
------------------------------------------------------------------------------------
Dudum, Audie J.       6/20/95          35,000             $1.50            35,000
------------------------------------------------------------------------------------
                      5/14/96           1,000             $1.63               750
------------------------------------------------------------------------------------
                      5/13/97           1,000             $0.90               500
------------------------------------------------------------------------------------
                      5/12/98           1,000             $0.81               250
------------------------------------------------------------------------------------
Putnam, Donald B.     6/20/95          25,000             $1.65            25,000
------------------------------------------------------------------------------------
                      6/24/96           1,000             $1.60               750
------------------------------------------------------------------------------------
                      5/13/97           1,000             $1.00               500
------------------------------------------------------------------------------------
                      5/12/98           1,000             $0.89               250
------------------------------------------------------------------------------------
Wieking, James P.     6/20/95          25,000             $1.65            25,000
------------------------------------------------------------------------------------
                      6/24/96           1,000             $1.60               750
------------------------------------------------------------------------------------
                      5/13/97           1,000             $1.00               500
------------------------------------------------------------------------------------
                      5/12/96           1,000             $0.89               250
------------------------------------------------------------------------------------
Hayes, Lawrence      10/28/96          15,000             $1.45            11,250
------------------------------------------------------------------------------------
                      5/13/97           1,000             $0.90               500
------------------------------------------------------------------------------------
                      5/12/96           1,000             $0.81               250
------------------------------------------------------------------------------------
Van Laanen, E.J.      6/20/95          35,000             $1.50            35,000
------------------------------------------------------------------------------------
Dutcher, Robert       6/20/95           1,500             $1.50             1,500
------------------------------------------------------------------------------------
Haynosch, Carol J.    6/20/95          10,000             $1.50            10,000
------------------------------------------------------------------------------------
Scrivens, Martha      6/20/95           1,000             $1.50             1,000
------------------------------------------------------------------------------------
                      5/12/98           1,500             $0.81               375
------------------------------------------------------------------------------------
Penning, Cora         6/20/95           5,000             $1.50             5,000
------------------------------------------------------------------------------------
O'Connell, Paulette   6/20/95           2,000             $1.50             2,000
------------------------------------------------------------------------------------
Petersen, Raymond     6/20/95          10,000             $1.50            10,000
------------------------------------------------------------------------------------
Klemmensen, Bea       6/20/95           1,000             $1.50             1,000
------------------------------------------------------------------------------------
Meyer, Linda          6/20/95           1,000             $1.50             1,000
------------------------------------------------------------------------------------
Monroe, Nancy         6/20/95           1,000             $1.50             1,000
------------------------------------------------------------------------------------
Rodriguez, Kim        6/20/95           1,000             $1.50             1,000
------------------------------------------------------------------------------------
Scoff, Theresa        8/19/95           1,000             $2.19             1,000
------------------------------------------------------------------------------------
Jones, Daryl          6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
McCuish, Tracy        6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
Nelson, Karen         6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
Packard, Karen        6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
Robinson, Norma       6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
Barajas, Monica       6/20/95             100             $1.50               100
------------------------------------------------------------------------------------
Ebert, Susan          6/20/95             100             $1.50               100
------------------------------------------------------------------------------------
Pheine, Marion        6/20/95             100             $1.50               100
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                            Anchor Pacific Underwriters
                                     Option Log
------------------------------------------------------------------------------------
Optionee             Grant Date    Number of Options   Option Price   Vested Options
------------------------------------------------------------------------------------
Schumann, Joann       6/20/95             100             $1.50               100
------------------------------------------------------------------------------------
Sorbello, Donna       6/20/95             100             $1.50               100
------------------------------------------------------------------------------------
Stewart, Donald       6/24/96             100             $1.45             1,875
------------------------------------------------------------------------------------
Santos, Rosemarie     6/24/96             100             $1.45                75
------------------------------------------------------------------------------------
Stepp, Marilyn        6/24/96             100             $1.45                75
------------------------------------------------------------------------------------
Winningham, Tiffany   6/24/96             100             $1.45                75
------------------------------------------------------------------------------------
Stief, Vicki          6/26/97           1,000             $0.90               500
------------------------------------------------------------------------------------
Johnson, Carolyn      6/26/97             500             $0.90               250
------------------------------------------------------------------------------------
Boyd, Lynn A.         6/20/95          10,000             $1.50            10,000
------------------------------------------------------------------------------------
Almarez, Renee        5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Dominguez, Kathie     5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Grim, Aaron           5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Hubbert, Corrine      5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Tomajan, Penne        5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Wirth, Dora           5/12/98              25             $0.81                25
------------------------------------------------------------------------------------
Fish, Carole L.       6/20/95             500             $1.50               500
------------------------------------------------------------------------------------
Kallen, Renee         6/24/96             100             $1.45                75
------------------------------------------------------------------------------------
Strodel, Marilyn      6/24/96             100             $1.45                75
------------------------------------------------------------------------------------
Jordan, Catherine     6/26/97             100             $0.90                50
------------------------------------------------------------------------------------
Rath, Robert          6/26/97          10,000             $0.90             5,000
------------------------------------------------------------------------------------
Turney, Jerry         5/12/96           5,000             $0.81             1,250
------------------------------------------------------------------------------------
Sotherlund, Connie    5/12/98           2,500             $0.81               625
------------------------------------------------------------------------------------
Alvarez, Margaret     5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Comer, Kristin        5/12/98             100             $0.81                25
------------------------------------------------------------------------------------
Kent, Don             1/29/99           2,500             $1.00               625
------------------------------------------------------------------------------------
Thomas Hedford        1/19/98          12,500             $0.88             6,250
------------------------------------------------------------------------------------
Deborah Koler         1/19/98           2,500             $0.88             1,250
------------------------------------------------------------------------------------
Stuart Rosendahl      1/19/98           7,500             $0.88             3,750
------------------------------------------------------------------------------------
Bell, Suzanne         1/29/99           2,500             $1.00               625
------------------------------------------------------------------------------------
Meyer, Rod            1/29/99           2,500             $1.00               625
------------------------------------------------------------------------------------
Sharer, Andrea        1/29/99           2/500             $1.00               625
------------------------------------------------------------------------------------
Kruger, Susan         1/29/99           1,500             $1.00               375
------------------------------------------------------------------------------------
May, Terese           1/29/99           1,500             $1.00               375
------------------------------------------------------------------------------------
Johnson, Regenia      1/29/99           1,000             $1.00               250
------------------------------------------------------------------------------------
Carlson, Sandra       1/29/99             500             $1.00               125
------------------------------------------------------------------------------------
Appleman, Scott       1/29/99             100             $1.00                25
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                            Anchor Pacific Underwriters
                                     Option Log
------------------------------------------------------------------------------------
Optionee             Grant Date    Number of Options   Option Price   Vested Options
------------------------------------------------------------------------------------
Baker, Keith          1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Bedlion, Amy          1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Bristol, Lisa         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Canton, James         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Clark, Jody           1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Crase, Colleen        1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
DeLong, Charlene      1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Festner, Roberta      1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Fisher, Lisa          1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Fraly, Denise         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Graff, Adam           1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Graff, Jason          1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Haughland, Cynthia    1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Hren, Terry           1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Humphrey, Christie    1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Kaaihue, Herbert      1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Laney, Jan            1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Menefee, Michelle     1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Meyer, Mathew         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Norris, Denise        1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
O'Berle, Jeffrey      1/29/99              25             $1.00                25
------------------------------------------------------------------------------------
Owings, Sally         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Walker, Marci         1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Winter, Shirley       1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Yarbrough, Nancy      1/29/99             100             $1.00                25
------------------------------------------------------------------------------------
Zhu, Xia              1/29/99             100             $1.00                25
------------------------------------------------------------------------------------


          2.4   Validity.

                None.

          2.5   SEC Filings.

          The Company did not file a 1999 Proxy Statement with the SEC, however, the information was otherwise contained in the Company's subsequent 10-K filing with the SEC.

2.6    Absence of Changes or Events.

       None.

2.7    Material Contracts and Agreements.

       (i) Office Lease for property located at 1800 Sutter Street, Suite 400, Concord, California.

            Sublease dated January 1, 1999 by and between the Company and Talbot Agency of California, Inc. for space located at 1800 Sutter Street, 5th Floor, Concord, California.

            Payment and Security Agreement dated October 6, 1999 by and between Kaiser Center, Inc. as agent for Kaiser Aluminum Chemical Corporation and Company.

            Schedule 2.8 is incorporated herein.

       (ii) A two (2) year non-compete provision is included in the Purchase Agreement dated January 15, 1999, effective December 21, 1998, by and between the Company and Talbot Agency of California, Inc. relating to the sale of the assets of Putnam Knudsen & Wieking, Inc. (the "PKW Agreement"). The PKW Agreement was provided to Purchaser.

       (iv) The Company has employment agreements with all of its employees. Copies of those employment agreements have been provided to the Purchaser.

       (v) The Company has provided to the Purchaser the Contracts relating to the following aggregate debt obligations, of which the Company is currently a party:

            1.   Imperial Bank Notes:  $881,985.75
                                       $200,000.00

            2.   Subordinated Notes:      $80,000.00

            3.   Debentures:   Series A        $ 60,000.00
                               Series B        $250,000.00
                               Series D        $244,000.00
                               Series E        $500,000.00

            4.   10% Notes: JR Dunathan        $ 25,000.00
                            Earl Wicklund      $ 20,000.00

2.8    Accounts Receivable.

       Under the terms of the PKW Agreement, the Company is claiming a right to receive certain 1998 Direct Bill Receivables from Talbot Agency of California. The Company is currently negotiating with Talbot to resolve this claim.

2.9    Fixed Assets.

       None.

2.10   Title to Properties and Assets; Liens; etc.

       None.

2.11   Compliance with Other Instruments.

       The Company must amend its Certificate of Incorporation to authorize additional shares of Common Stock to comply with the terms and conditions of the Purchase Agreement. Further, the Bylaws of the Company must be amended to reduce the number of members on the Board of Directors.

2.12   Litigation, etc.

       The Company entered into a Payment and Security Agreement dated October 6, 1999 by and between Kaiser Center, Inc. as agent for Kaiser Aluminum Chemical Corporation and Company relating to certain claims arising out of certain lease obligations of the Company.

       Schedule 2.8 is incorporated herein by reference.

2.13   Tax Returns, Payments and Elections.

       None.

2.14   Employees.

       None.

2.15   Insurance.

       None.

2.16  Registration Rights.

      The Warrant Agreements with Imperial Bank are subject to a requirement that the Company enter into a Registration Rights Agreement with Imperial Bank.

2.17  Governmental Consents.

      None.

2.18  Offering.

      None.

2.19  Operating Rights.

      None.

2.20  Protection of Proprietary Information.

      None.

2.21  Rights in Proprietary Information.

      None.

2.22  Minute Books.

      None.

2.23  Voting Agreements.

      None.

2.24  Full Disclosure.

      None.

                                EXHIBIT E
                                ---------

                   FORM OF LEGAL OPINION OF COMPANY COUNSEL

                                March 10, 2000


Ward North America Holding, Inc.
610 West Ash Street, Suite 1500
San Diego, CA  92101

            Re:    Securities Purchase Agreement
                   -----------------------------

Ladies and Gentlemen:

          We have acted as counsel to Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Company"), in connection with that certain Securities Purchase Agreement (the "Agreement") dated March 9, 2000, between the Company and Ward North America Holding, Inc. ("Ward"). This letter is delivered pursuant to Section 5.1(h) of the Agreement.

          In the preparation of this opinion, we have examined originals or copies of such documents and instruments as we have deemed appropriate, including the following:

          A.     The Agreement;

          B. The Registration Rights Agreement dated March 9, 2000, between the Company and Ward (the "Registration Rights Agreement");

          C. The Investor Rights Agreement dated March 9, 2000, between the Company and Ward (the "Investor Rights Agreement");

          D. The Convertible Promissory Note and Loan Agreement dated March 9, 2000, between the Company and Ward (the "Note");

          E. The Certificate of Designations of Series A Convertible Preferred Stock of Anchor Pacific Underwriters, Inc. dated March 9, 2000 (the "Certificate of Designations");

                 F.

          G. The Certificate of Amendment to the Certificate of Incorporation of the Company (the "Certificate of Amendment");

          H. A copy of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware;

          I. A copy of the Bylaws of the Company, certified by an officer of the Company;

          J. A copy of the resolutions of the shareholders of the Company approving the Certificate of Amendment certified by an officer of the Company; and

          K. A copy of the resolutions of the directors of the Company, certified by an officer of the Company.

          The Agreement, the Registration Rights Agreement, the Investor Rights Agreement, and the Note are hereinafter collectively referred to as the "Transaction Documents."

          In rendering the opinions set forth below, we have assumed:

          a. The genuineness of all signatures (other than those signed by or on behalf of the Company), the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

          b. The due authorization, execution and delivery of the Transaction Documents by and on behalf of Ward.

          c. That the Transaction Documents are the legal, valid and binding obligation of Ward, and that Ward has all requisite power and authority and has taken any and all action necessary to be taken by Ward to execute and deliver the Transaction Documents.

Ward North America Holding, Inc.
March 10, 2000
Page 3

          Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Transaction Documents and perform its obligations thereunder, including without limitation the sale and issuance of the shares of Series A Preferred Stock being purchased by the Ward.

          2. Except as disclosed in the schedules to the Agreement, the Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company.

          3. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

          4. Each of the Transaction Documents is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

          5. The authorized capital stock of the Company consists of (a) 16,000,000 shares of Common Stock (the "Common Stock") of which 4,710,055 shares are issued and outstanding, and (b) 2,000,000 shares of Preferred Stock (the "Preferred Stock"), none of which are outstanding. All presently outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as disclosed in or contemplated by the Agreement or the exhibits and schedules delivered in connection therewith, there are, to our current actual knowledge, (x) no outstanding subscriptions, warrants, options, calls, claims, commitments,

Ward North America Holding, Inc.
March 10, 2000
Page 4

convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue shares of its capital stock, and (y) no preemptive or similar rights to subscribe for or to purchase capital stock of the Company.

          6. Subject to the Delaware Secretary of State accepting for filing the Certificate of Designations, the shares of Series A Preferred Stock to be issued to Ward pursuant to the Agreement have been duly authorized and, when issued and paid for in accordance with the terms of the Agreement will be validly issued, fully paid and nonassessable.

          7. Based in part upon the representations of Ward contained in the Agreement, the offer, sale, issuance and delivery of the shares of Series A Preferred Stock to Ward under the circumstances contemplated by the Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

          8. The execution and delivery of the Transaction Documents and the performance by the Company of their respective terms (a) will not breach or result in a violation of the Company's Amended and Restated Certificate of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the Company is a party or is subject, (b) is neither prohibited by, nor subjects the Company to, a fine, penalty or similar sanction under, nor will result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to, any statute or regulation of the type which are typically applicable to transactions similar to those transactions contemplated by the Agreement, (c) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to, any contract, undertaking, indenture or other agreement or instrument identified in Schedule 2.7 to the Agreement.

          9. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, other than such consents, approvals,

Ward North America Holding, Inc.
March 10, 2000
Page 5

authorizations, designations, declarations or filings as have been mode or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

          1. Except as disclosed in the Agreement or the exhibits and schedules delivered in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal (a) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Agreement or any of the transactions contemplated thereby, or (b) which, if adversely determined, could have a material adverse effect on the Company or its business or properties.

          Our opinion set forth above is subject to the qualification that certain further corporate actions must be taken by the Company to enable it to perform fully all of its obligations under the Transaction Documents. As noted above, the Certificate of Designations must be filed with the Secretary of State of Delaware. The Certificate of Amendment must also be filed with the Secretary of State of Delaware, which may not be done until at least 20 days after the Company has distributed an information statement to its shareholders. Finally, before additional shares of Series A Preferred Stock can be issued upon the conversion of the Note, the directors of the Company must adopt resolutions designating additional shares of such stock, and an appropriate document must be filed with the Secretary of State of Delaware.

          Our opinion set forth above speaks only as of the date hereof and is based solely upon the existing laws of the State of California, the General Corporation Law of the State of Delaware (the "DGCL") and the federal laws of the United States, and we express no opinion, and none should be inferred, as to any other laws. We are not passing upon the applicability of the laws of any states to the Agreement, and our opinions above are limited to the substantive state laws of the State of California, the DGCL and the federal laws of the United States. We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

          This opinion letter is provided at your request and solely to you for use in connection with the transactions provided for in the Agreement. This opinion letter may not be relied upon by any other person or for any other purpose, nor may it be

Ward North America Holding, Inc.
March 10, 2000
Page 6

quoted from or referred to, or copies delivered to any other person, without our prior written consent.

                                           Very truly yours,

                                   EXHIBIT F
                                   ---------

                       FORM OF INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT ("Agreement") is entered into as of March 10, 2000, by and among Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Company") and Ward North America Holding, Inc. ("Holder").

     WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement dated as of March 9, 2000 (the "Purchase Agreement"), pursuant to which Holder purchased from the Company convertible debentures (the "Debentures") and Series A Convertible Preferred Stock (the "Series A Preferred Stock") and entered into a Convertible Facility Loan (the "Facility Loan").

     WHEREAS, in connection with the Company's issuance of the Series A Preferred Stock and entering into the Facility Loan with Holder pursuant to the Purchase Agreement, the Company has agreed to enter into this Investor Rights Agreement as a condition to the Closing thereunder.

     NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Company and Holder hereby agree as follows:

1.   REGISTRATION RIGHTS

     Holder shall have the right to cause the Company to register its Registrable Securities in accordance with the following provisions:

     1.1  Demand Registration.
          -------------------

          (a) Upon the written request of Holder, the Company will use its best efforts to cause the prompt Registration under the Securities Act, subject to the provisions of this Section 1, of all Registrable Securities Holder has requested the Company to register, and in connection therewith, prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a Registration Statement under the Securities Act to effect such Registration; provided, however, that the Company shall not be required to
              --------  -------
effect such Registration unless the market value of the Registrable Securities to be sold in such Registration shall be estimated to be at least $1,000,000 at the time of filing such Registration Statement.

               With respect to any Registration Statement filed, or to be filed, pursuant to this Section 1.1(a), if the Company shall furnish to Holder a certified resolution of its Board of Directors stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing, merger, sale or assets, recapitalization or other similar corporate activity, or the unavailability for reasons beyond the Company's control of any required audited financial statements, or any other event or condition of similar significance to the Company) be materially disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a Registration Statement to be declared Effective, or to be filed and become Effective, and setting forth the general reasons for such judgment, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to Holder); provided, however, that the
                                                     --------  -------
Company may not exercise such right morethan one (1) time in any twelve (12) month period. Upon receipt of any such notice of a Disadvantageous Condition, Holder will forthwith discontinue use of the disclosure document contained in such Registration Statement and, if so directed by the Company, Holder shall deliver to the Company all copies, other than permanent file copies then in Holder's possession, of the disclosure document then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the disclosure document covering such Registrable Securities. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate and in any event within 180 days of such notice file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement, and such Registration Statement shall be maintained Effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was Effective, shall be such time as may be otherwise required by Section 1.1(c).

               Holder may, at any time prior to the Effective Date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request; provided,
                                                                 --------
however, that the Company shall not be obligated to pay the Registration
-------
Expenses relating to such withdrawn Registration unless Holder agrees to have such withdrawn Registration deemed to be one of the Registrations with respect to which the Company bears Registration Expenses.

          (b)  Number of Registrations; Expenses. The Company shall not be
               ---------------------------------
obligated to effect more than one (1) Effective Registration of Registrable Securities pursuant to a request from Holder under this Section 1.1 during the term of this Agreement. The Company shall pay all Registration Expenses in connection with such Registration which Holder is entitled to request pursuant to this Section 1.1. However, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Holder's Registrable Securities pursuant to this Section 1.1. Notwithstanding any other provisions contained in this Section 1.1, the Company shall not be required to register any Registrable Securities in connection with a request for such Registration made in accordance with this Section 1.1 within 180 days following the effective date of any registration statement (other than a registration statement on Form S-8) filed by the Company.

          (c)  Effective Registration Statement. A Registration required
               --------------------------------
pursuant to this Section 1.1 shall not be deemed to have been effected unless the Registration Statement relating thereto (i) has become Effective under the Securities Act, and (ii) has remained Effective for a period of at least 90 days (or such shorter period in which all Registrable Securities included in such Registration have actually been sold thereunder); provided, however, that if an
                                                  -------- -------
Effective Registration Statement requested pursuant to this Section 1.1 is discontinued in connection with a Disadvantageous Condition, such Registration Statement shall not be included as the Registration which may be requested pursuant to Section 1.1(b); provided further, that if after a Registration
                            -------- -------
Statement requested pursuant to this Section 1.1 becomes Effective such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company, such Registration shall not be the Registration which Holder is entitled to request pursuant to Section 1.1(b).

          (d)  Selection of Underwriters. If the requested Registration pursuant
               -------------------------
to this Section 1.1 is in the form of an underwritten offering, the Company shall have the right to select the investment banker and manager or co-managers that will administer the offering, subject to the reasonable approval of Holder.

          (e)  Priority in Requested Registrations. If the requested
               -----------------------------------
Registration pursuant to this Section 1.1 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of equity securities requested to be included in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such Registration (i) first, Registrable Securities
                                              -----
proposed to be registered by Holder and (ii) second, securities that the Company
                                             ------
proposes to issue and sell for its own account and all other securities proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person; provided, however,
                                                          --------  -------
that if in any such underwritten offering the Company includes in such Registration Statement less than 80% of the Registrable Securities requested to be included therein by Holder, then such Registration Statement shall not be treated as the Registration which Holder is entitled to request pursuant to Section 1.1(b).

     1.2  Incidental Registration.
          -----------------------

          (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration (i) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (ii) in connection with an acquisition by the Company of another company, or (iii) pursuant to Section 1.1), it shall each such time, subject to the provisions of
Section 1.2(b), give prompt written notice to Holder of its intention to do so and of Holder's rights under this Section 1.2, at least 30 days prior to the anticipated filing date of the Registration Statement relating to such Registration. Such notice shall offer Holder the opportunity to include in such Registration Statement such number of Registrable Securities as Holder may request, subject to the provisions of this Section 1.2. Upon the written request of Holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by Holder and the intended method of disposition thereof), the Company will use its reasonable efforts to effect the Registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Holder; provided, that (x) if such Registration
                                 --------
involves an underwritten offering, Holder must sell its Registrable Securities to the underwriter(s) selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.2(a) and prior to the Effective Date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities for its own account or the account of others, the Company shall give written notice to Holder and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such Registration without prejudice, however, to rights of Holder under Section 1.1. If a Registration pursuant to this Section 1.2(a) involves an underwritten public offering, Holder may elect, in writing prior to the Effective Date of the Registration Statement filed in connection with such Registration, not to register such Registrable Securities in connection with such Registration. No Registration effected under this Section 1.2 shall relieve the Company of its obligations to effect Registrations upon request under Section 1.3. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 1.2. However, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 1.2.

          (b)  Priority in Incidental Registrations. If a Registration pursuant
               ------------------------------------
to this Section 1.2 involves an underwritten offering and the managing underwriter advises the Company that, in its good faith view, the number of equity securities (including all Registrable Securities) which the Company, Holder and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such Registration (i) first, securities
                                                           -----
that the Company proposes to issue and sell for its own account, (ii) second,
                                                                      ------
Registrable Securities proposed to be registered by Holder, and (iii) third, any
                                                                      -----
other securities proposed to be registered by other stockholders of the Company.

     1.3  Registrations on Form S-3. In addition to the rights provided Holder
          -------------------------
in Sections 1.1 and 1.2, if the Registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of Holder, the Company will as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as Holder shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 1.3 unless the market value of the Registrable Securities to be sold in any such Registration shall be estimated to be at least $1,000,000 at the time of filing such Registration Statement; and provided further that the Company shall not be required to effect more than one Registration during any twelve (12) month period. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 1.3. However, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 1.3.

     1.4  Transfer of Registration Rights. The rights of Holder contained in
          -------------------------------
Section 1 may be transferred to a transferee (other than a competitor of the Company); provided that (a) such transferee acquires at least fifty percent (50%) of Holder's Securities; provided, however, if Holder intends to transfer such rights to a partner or Affiliate, the restrictions regarding the amount of shares necessary to effectively transfer such rights will not apply; and (b) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

     1.5  Holdback Agreements.
          -------------------

          (a) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, Holder agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 180 day period which begins on the Effective Date of such Registration Statement (except as part of such Registration) provided that Holder has received written notice of such Registration at least two Business Days prior to the anticipated beginning of the seven day period referred to above. Notwithstanding the foregoing, the holdback period provided for by this Section 1.5 shall be applicable for no more than 180 days out of any 365 day period.

          (b) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, (i) the Company and Holder agree not to effect any sale or distribution of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities by the Company in connection with any merger or consolidation by the Company or any Affiliate or the acquisition by the Company or an Affiliate of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 180 day period which begins on, the Effective Date of such Registration Statement (except as part of such Registration) and (ii) the Company agrees that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such Registration, if permitted).


     1.6  Registration Procedures. In connection with any offering of
          -----------------------
Registrable Securities registered pursuant to this Section 1, the Company shall:

          (a) Prepare and file with the Commission as soon as reasonably practicable following receipt of a request for Registration, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain Effective as provided herein, provided that
                                            --------
before filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (x) furnish to counsel selected by Holder copies of all such documents proposed to be filed for said counsel's review and comment and (y) notify Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep Effective such Registration Statement for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

          (c) Furnish to Holder and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

          (d) Use its best efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as Holder, and each underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder; provided that the
                                                             --------
Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 1.6(d), (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to but for this Section 1.6(d) or (z) consent to general service of process in any such jurisdiction.

          (e) Use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holder to consummate the disposition of such Registrable Securities.

          (f) Immediately notify Holder, at any time when a disclosure document relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to Holder a supplement or amendment to such disclosure document so that, as thereafter delivered to Holder, such disclosure document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange (including Nasdaq National Market) or, if not available, or such other securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.

          (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Holder or the underwriters retained by Holder, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

          (i) Make available for inspection by Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its Affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

          (j) Use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by such "cold comfort" letters as Holder reasonably requests.

          (k) Furnish, at the request of Holder, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a Registration, if such securities are being sold through underwriters, or on the Effective Date of the Registration Statement, (i) an opinion, dated such date, of the counsel representing the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder, and (ii) to the extent permitted under the rules of the AICPA, a letter, dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

          (l) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to Holder, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

          It shall be a condition precedent to the obligation of the Company to take any action with respect to Securities of Holder that Holder shall furnish to the Company such information regarding the Securities held by Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.6(f), Holder will forthwith discontinue disposition of Registrable Securities until Holder's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 1.6(f), and, if so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Holder's possession, of the disclosure document covering such Registrable Securities. In the event the Company shall give any such notice, the period mentioned in Section 1.6(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 1.6(f) to and including the date when Holder shall have received the copies of the supplemented or amended disclosure document contemplated by
Section 1.6(f).

      1.7  Indemnification.
           ---------------

           (a) Indemnification by the Company. In the event of any Registration of any Securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, Holder, its respective directors and officers, general partners, limited partners and managing directors, each other person who participates as an underwriter in the offering or sale of such Securities and each other person, if any, who controls, is controlled by or is under common control with Holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the

Company's consent, which consent will not be unreasonably withheld) to which Holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to any action or inaction by the Company in connection with any such Registration. The Company shall reimburse Holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding. The Company shall not be liable under this Section 1.7 in any case to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Holder in its capacity as a holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section with respect to any preliminary disclosure document or the final disclosure document or the final disclosure document as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final disclosure document or of the final disclosure document as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final disclosure document, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     (b)  Indemnification by Holder.  The Company may require, as a condition to
          -------------------------
including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of Holder specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or Holder, underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such Securities by Holder, provided, however, that Holder shall not be liable in the
                      --------  -------
aggregate for any amounts exceeding the product derived from multiplying the sale price per Registrable Security times the number of Registrable Securities sold pursuant to such Registration Statement or disclosure document by such holder.

     (c)  Notices of Claims, etc. Promptly after receipt by an indemnified party
          ----------------------
hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 1.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the
                                           --------
indemnifying party of its obligations under the preceding subsections of this Section, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event each party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

     (d)  Other Indemnification.  Indemnification similar to that specified in
          ---------------------
the preceding subsections of this Section 1.7 (with appropriate modifications) shall be given by the Company and Holder with respect to any required Registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (e)  Contribution. In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, Holder and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, Holder and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing in the disclosure document bears to the offering price appearing therein and the Company and Holder are responsible for the balance; provided, however, that no
                                                    --------  -------
person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Company and Holder, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (x) the relative benefits received by the Company, on the one hand, and Holder, on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (y) the relative fault of the Company, on the one hand, and Holder, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Holder, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds received by the Company from the offering of any securities included in such offering (before deducting expenses) bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by Holder with respect to such offering exceeds the purchase price paid by Holder to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth in the disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and Holder agree that any contribution required to be made by Holder pursuant to this Section 1.7(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by Holder with respect to such offering. For purposes of this Section, each Person, if any, who controls a holder of Registrable Securities or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Holder or underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     1.8  Rule 144. At all times hereafter, the Company agrees that it will file
          --------
in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time the Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of shares by any holder of Registrable Securities pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time, current information about itself and its activities as contemplated by Rule 144. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

2.   RIGHT OF FIRST REFUSAL

     2.1  Right of First Refusal.  If at any time the Company or any Subsidiary
          ----------------------
desires to issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any debt securities, shares of preferred stock or shares of Common Stock or any Common Stock Equivalents or capital stock of any Subsidiary in a privately-negotiated transaction pursuant to a bona fide offer from a third party or through its agent (the "Proposed Buyer"), the Company shall first submit a written offer (the "Offer") to sell such securities (the "Offered Securities") to Holder on terms and conditions, including price, not less favorable to Holder than those on which the Company proposes to sell such Offered Securities to the Proposed Buyer. Holder shall have the absolute right to purchase that number of the Offered Securities (its "Pro Rata Fraction") as shall be equal to the number of Offered Securities multiplied by a fraction, the numerator of which shall be the number of shares of Fully Diluted Outstanding Common Stock then owned by Holder and the denominator of which shall be the aggregate number of shares of Fully Diluted Outstanding Common Stock.

     2.2  The Offer. The Offer shall disclose the identity of the Proposed
          ---------
Buyer, the number and class of Offered Securities proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that Holder may acquire, in accordance with the provisions of this Section 2, its Pro Rata Fraction of the Offered Securities for the price indicated in the Offer and upon the other terms and conditions, including deferred or installment payment (if applicable), set forth therein.

     2.3  Notice of Acceptance. If Holder desires to purchase its Pro Rata
          --------------------
Fraction of the Offered Securities, Holder shall deliver a written notice of its election to purchase such shares to the Company, which notice shall state the number of Offered Securities Holder desires to purchase and shall be delivered in person or mailed to the Company within 30 days of the date of receipt by Holder of the Offer. Such notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to and purchase by Holder of that number of Offered Securities as determined by its Pro Rata Fraction, on the terms of the Offer.

      2.4  Closing.  The closing of the sale of Offered Securities to Holder
           -------
pursuant to this Section 2 shall be made at the offices of the Company on such date as may be agreed by Holder and the Company, but no later than the 60th day following the date the Offer is received by Holder. Such sale shall be effected by the Company's delivery to Holder of a certificate(s) issued in the name of Holder evidencing the Offered Securities to be purchased by Holder, duly endorsed for transfer, against payment to the Company of the purchase price by Holder. The exercise or nonexercise by Holder of its first refusal rights pursuant to this Section 2 shall be without prejudice to its first refusal rights under this Section 2 with respect to any future sale of securities.

     2.5  Sales to Proposed Transferee. The Offered Securities not so purchased
          ----------------------------
may be sold at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Buyer, at not less than the price and upon other terms and conditions, if any, not more favorable to the transferee than those specified in the Offer. Any Offered Securities not sold within the permitted time period shall continue to be subject to the requirements of a prior Offer pursuant to this Section 2.

     2.6 Exception. The first refusal rights of Holder under this Section 2 shall not apply to the issuance of the following securities ("Excluded Securities"): (a) shares of Common Stock, or options exercisable therefor, granted to directors, officers or employees of or consultants to the Company or any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by the compensation committee of the Board of Directors of the Company; (b) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity; (c) shares of Common Stock issuable upon the exercise of the warrants or options outstanding as of the date hereof; (d) shares of Common Stock issuable upon conversion of shares of preferred stock, convertible debentures, convertible notes or any other convertible securities issued by the Company ("Convertible Securities") provided that such Convertible Securities were outstanding as of the date hereof, or were issued in compliance with the provision of this Section 2; and (e) securities issued in connection with the provision of senior debt or lease financing to the Company by any bank or other financial institution.

3.   AFFIRMATIVE COVENANTS OF THE COMPANY

     3.1  Inspection Rights. The Company shall permit during normal business
          -----------------
hours, upon reasonable request and reasonable notice, Holder or any employees, agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, attorneys or independent accountants.

     3.2  Budget Approval. At least 30 days prior to the commencement of each
          ---------------
fiscal year, the Company shall prepare and submit to, and obtain in respect thereof the approval of the majority of the members of, the Board of Directors of the Company (the "Board"), a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections and cash flow projections and a capital expenditure budget for the fiscal year for the Company and its Subsidiaries.

     3.3  Financings. The Company shall promptly, fully and in detail, inform
          ----------
all of the members of the Board of any discussions, offers or contracts relating to possible financings of any material nature for the Company or any Subsidiary, whether initiated by the Company, any Subsidiary or any other Person.

     3.4  Meetings of Directors. The Company shall hold meetings of the Board on
          ---------------------
not less than a quarterly basis.

     3.5  Bylaws; Meetings; Insurance and Indemnification.
          -----------------------------------------------

          (a) The Company shall use its best efforts to at all times cause its Bylaws to provide that (i) any two directors shall have the right to call a meeting of the Board and, (ii) any holder or holders of at least 50% of the outstanding shares of Series A Preferred Stock shall have the right to call a meeting of stockholders.

          (b) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering all Directors whom are members of the Board (and their respective successors) in an amount of at least $5,000,000 or such other amount the Board of Directors shall specify, unless the Board determines that such coverage is not warranted or is not obtainable at a reasonable cost.

          (c) The Company shall cause the Certificate of Incorporation, By-laws and other organizational documents of the Company and each of its Subsidiaries at all times, to the fullest extent permitted by law, to provide for indemnification of, advancement of expenses to, and limitation of the personal liability of its Board against all losses and damages other than such losses and damages which arise directly or indirectly out of gross negligence or willful misconduct, to the fullest extent permitted by law. (d) Each of the directors of the Company is an intended third party beneficiary of the obligations of the Company pursuant to this Section 3.5, and the obligations of the Company pursuant to this Section 3.5 shall be enforceable by the directors.

     3.6  Corporate Existence. The Company shall maintain, and cause each of the
          -------------------
Subsidiaries to maintain, their respective corporate existence, intellectual property rights, other rights, licenses, permits, and franchises in full force and effect to the extent appropriate in accordance with good business practice.

     3.7  Properties; Business; Insurance. The Company shall maintain, and cause
          -------------------------------
each of the Subsidiaries, to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies of a similar size and financial condition similarly situated within the same industry.

     3.8  Expenses of Directors. The Company shall promptly reimburse in full
          ---------------------
each director or Representative of the Company (as defined below) who is not an officer or employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

     3.9  Compliance with Laws. The Company shall comply, and cause each
          --------------------
Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a material adverse effect on its business, assets, operations, prospects or condition, financial or otherwise.

     3.10  Keeping of Records and Books of Account. The Company shall keep, and
           ---------------------------------------
cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization taxes, bad debts and other purposes in connection with its business shall be made.

     3.11  Size of Board; Holders of Series A Preferred Stock Right to Elect
           -----------------------------------------------------------------
Directors.  The Company shall take all appropriate actions to (i) fix and
---------
maintain the Board at seven (7) persons within its existing range of seven (7) and thirteen (13) persons; (ii) adopt and approve a Certificate of Designations of the Series A Convertible Preferred Stock which shall provide that the Series A Preferred Stock shall be entitled to elect five (5) directors to the Board of Directors and, so long as shares of Series A Preferred Stock remain outstanding the holders of the Series A Preferred shall elect a majority of the Company's Board of Directors voting separately as a single class.

     In lieu of selecting any one, or all, of the members of the Board to which Holder is entitled pursuant to this Section, Holder may appoint a representative (a "Representative") to attend all meetings of the Board. Holder acknowledges and agrees that the Company's management will have the right to exclude any such Representative from all or portions of meetings of the Board, or omit to provide such Representative with certain information, if the Company's management believes it is necessary in order to preserve the attorney-client privilege, or fulfill the Company's obligations with respect to confidential or proprietary information of third parties, or if such meeting or information involves matters where a director would customarily not participate in a meeting or be provided such information. In addition, Holder acknowledges and agrees that any such Representative will maintain the confidentiality of all information obtained through such Representative's position, except to the extent that (i) such information is already in such Representative's possession, (ii) such information becomes public knowledge other than as a result of such Representative's actions or inactions, (iii) such Representative rightfully obtains such information subsequently from a third party, (iv) such Representative develops such information independently and without use of the information provided by the Company or (v) such information is approved in writing for release by the Company.

     3.12  Reporting Requirements.  The Company shall furnish the following to
           ----------------------
Holder:

           (a)  SEC Reports.  So long as the Company is subject to the reporting
                ------------
requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will furnish to Holder, at the same time the Company files any document with the Commission, copies of all such documents, including, but not limited to, its reports on Form 10-K, Form 10-Q, Form 8-K or any successor form or forms;

           (b)  Monthly Reports.  As soon as available and in any event within
                ---------------
20 days after the end of each month, consolidated balance sheets of the Company and the Subsidiaries as of the end of such month and consolidated statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with GAAP consistently applied (other than notes and year end adjustments);

           (c)  Quarterly Reports:  As soon as available and in any event within
                -----------------
45 days after the end of each calendar quarter, consolidated balance sheets of the Company and the Subsidiaries as of the end of the period and consolidated statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such quarterly period and for the period commencing at the end of the previous fiscal year and ending with the end of such quarterly period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with GAAP consistently applied;

           (d)  Annual Reports:  As soon as available and in any event within 90
                --------------
days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and the Subsidiaries, including therein consolidated balance sheets of the Company and the Subsidiaries as of the end of such fiscal year and consolidated statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by an officer of the Company and an independent public accountant of recognized national standing approved by the Board or a committee of the Board;

           (e)  Accountant's Letters:  Within 10 days after receipt, copies of
                --------------------
all accountant's letters, reviews and reports to management; and

           (f)  Budgets and Operating Plan: As soon as available and in any
                --------------------------
event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly operating budgets for the forthcoming fiscal year.

     3.13  Termination of Obligations.  The Company's obligations under Article
           --------------------------
3 shall terminate at such time as the Holder holds less than 50% of the Fully Diluted Outstanding Common Stock.

4.   DEFINITIONS AND ACCOUNTING TERMS

     4.1  Certain Defined Terms.  As used in this Agreement, the following terms
          ---------------------
shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control," when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Agreement, Holder shall not be deemed an Affiliate of the Company or any Subsidiary.

     "Agreement" shall mean this Investor Rights Agreement, including all amendments, modifications or supplements hereto.

     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law or executive order to close

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

     "Common Stock" shall mean (a) the Company's Common Stock, $.02 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Articles of Incorporation of the Company (or amendment thereto), be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Common Stock Equivalents" shall mean all rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or otherwise acquire shares of Common Stock, including, but not limited to, shares of the Series A Preferred Stock.

     "Effective" shall mean that all Registration requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has officially approved the public distribution or circulation of the Registration Statement in connection with a public offering of Registrable Securities.

     "Effective Date" shall mean the date on which a Registration Statement is declared to be Effective by the Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

     "Fully Diluted Outstanding Common Stock" shall mean, at the time of the determination, the number of issued shares of Common Stock actually outstanding (excluding any shares of the Company held by the Company as "treasury stock") at such time together with the number of shares of Common Stock which could be acquired at such time pursuant to all Common Stock Equivalents as if such Common Stock Equivalents have been fully exercised or converted and the full amount of all Common Stock obtained in connection therewith has been obtained.

     "Inspectors" shall have the meaning given such term in Section 1.6(i).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

     "Offer" shall have the meaning assigned to such term in Section 2.1.

     "Offered Securities" shall have the meaning assigned to that term in
Section 2.1.

     "Person" shall mean an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Pro Rata Fraction" shall have the meaning assigned to that term in Section 2.1.

     "Proposed Buyer" shall have the meaning assigned to that term in Section
2.1.

     "Records" shall have the meaning assigned to that term in Section 1.6(i).

     "Registrable Securities" shall mean (a) shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series A Preferred Stock held by Holder as of the date hereof; (b) shares of Common Stock of the Company issued or issuable upon conversion of the Debentures held by Holder as of the date hereof; (c) shares of Common Stock of the Company issued or issuable upon conversion of the Facility Loan held by Holder as of the date hereof; (d) shares of Common Stock of the Company issued or issuable upon exercise of the Debenture Warrant held by Holder as of the date hereof; and (e) any other shares of Common Stock of the Company issued or issuable as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued
as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that such
                                             --------  -------
securities shall cease to be Registrable Securities if and when (x) a Registration Statement with respect to the disposition of such securities shall have become Effective under the Securities Act and such securities shall have been disposed of pursuant to such Effective Registration Statement, (y) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company, and subsequent disposition of such securities shall not require Registration or qualification of such securities under the Securities Act, or (z) such securities may be resold by Holder in any three-month period pursuant to Rule 144 under the Securities Act.

     "Registration" shall mean the satisfaction by the Company of all applicable requirements under the Securities Act as evidenced by the official approval of the Commission in connection with a public offering by the Company of Registrable Securities.

     "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Section 1 of this Agreement, including, without limitation, all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in a public offering on each securities exchange or national market system on which such securities are to be so listed and, following any such registered offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration under Section 1 by the holders of a majority of the securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

     "Registration Statement" shall mean any disclosure document that the Company is required to file under the Securities Act in connection with a public offering of Registrable Securities.

     "Related Party" shall mean, other than Holder or any of its Affiliates, any officer, director or beneficial holder of shares of capital stock of the Company, the Company or any Subsidiary, any spouse, former spouse, child, Company, Company of a spouse, sibling or grandchild of any such officer, director or beneficial holder of the Company, the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing persons.

     "Securities" shall mean collectively the shares of Series A Preferred Stock, the Debentures, the Facility Loan and the Warrant held by Holder and the shares of Series A Preferred Stock and Common Stock issuable in respect thereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time or any other federal act, rule or regulation requiring Registration with any federal agency in connection with a public offering of Registrable Securities.

     "Sell" as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer (including by operation of law, by merger or consolidation, or sale of securities of a holding company), assign, distribute or otherwise dispose of, such Stock in a bona fide transaction for value; and the terms "Sale" and "Sold" shall have meanings correlative to the foregoing.

     "Stock" means (i) any shares of Common Stock and (ii) any Common Stock Equivalents (including, without limitation, the Common Stock issuable upon conversion, exercise or exchange thereof), in each case, whether owned on the date hereof or acquired hereafter.

     "Stockholder" means Holder.

     "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

5.   MISCELLANEOUS

     5.1  No Waiver; Cumulative Remedies.  No failure or delay on the part of
          ------------------------------
any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.2  Amendments, Waivers and Consents.  Any provision in this Agreement to
          --------------------------------
the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, only with the written consent of the Company and Holder. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.3  Addresses for Notices.  Any notice, demand, request, waiver or other
          ---------------------
communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Holder:          Ward North America Holding, Inc.
                    610 West Ash Street, Suite 1500
                    San Diego, California 92101
                    Attention:  Jeffrey S. Ward, President

With a copy to:     Stradling Yocca Carlson & Rauth
                    660 Newport Center Drive, Suite 1600
                    Newport Beach, California 92660-6441
                    Attention:  Bruce Feuchter, Esq.

To the Company:     Anchor Pacific Underwriters, Inc.
                    1800 Sutter Street, Suite 400
                    Concord, California  94520
                    Attention:  James R. Dunathan, President and Chief Executive
                    Officer

With a copy to:     Sheppard, Mullin, Richter & Hampton
                    Four Embarcadero Center, Suite 1700
                    San Francisco, California  94111
                    Attention: A. John Murphy, Esq.

     5.4  Binding Effect; Assignment.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of each of the Company and Holder and their respective successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein.

     5.5  Severability.  The provisions of this Agreement are severable and, in
          ------------
the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     5.6  Confidentiality.  Holder agrees that it will keep confidential and
          ---------------
will not disclose or divulge any confidential, proprietary or secret information which Holder may obtain from the Company ("Confidential Information"); provided, however, that Holder may disclose such Confidential Information (a) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective holder of any Securities from Holder as long as such prospective holder agrees in writing to be bound by the provisions of this Section, (c) to any entity controlling, controlled by or under common control with such Holder so long as such person agrees in writing to be bound by the provisions of this Section, or (d) as required by applicable law.

     For purposes of this Section, Confidential Information shall not include
(i) information already in Holder's possession, (ii) information which becomes public knowledge other than as a result of Holder's actions or inactions, (iii) information which is subsequently rightfully obtained by Holder from a third party, (iv) information Holder develops independently and without use of the information provided by the Company or (v) information which is approved in writing for release by the Company.

     5.7   Governing Law.  This Agreement shall be governed by and construed
           -------------
under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     5.8   Attorneys' Fees.  In the event that any party to this Agreement
           ---------------
institutes any legal proceeding to enforce any of the provisions of this Agreement, then the prevailing party in such proceeding shall be entitled to collect and receive its reasonable attorneys' fees and costs, through and including all appeals, and the other party shall pay for same.

     5.9   Arbitration; Venue and Jurisdiction.  The parties hereto agree that
           -----------------------------------
any dispute arising out of or relating to this Agreement or the breach, termination or the validity hereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") by a neutral arbitrator who shall be a former superior court or appellate court judge or justice with experience in resolving business disputes. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et seq. and the parties intend this procedure to be specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The parties agree that the judgment or decision of the arbitrator shall be final and binding. The parties agree that the venue for the arbitration shall be in the County of San Diego, California. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator shall award reasonable attorneys' fees and costs of arbitration to the prevailing party in such arbitration. The parties hereto consent to the personal jurisdiction of any court in the County of San Diego, California for the enforcement of this agreement to arbitrate and any award granted pursuant to said arbitration or settlement of any dispute related hereto.

     5.10  Headings.  Section and subsection headings in this Agreement are
           --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     5.11  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     5.12  Further Assurances.  From and after the date of this Agreement, upon
           ------------------
the request of Holder or the Company, each of the Company and Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     5.13  Specific Enforcement.  The parties hereto acknowledge and agree that
           --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     5.14  Entire Agreement.  This Agreement constitutes the full and complete
           ----------------
agreement and understanding among the parties hereto regarding the subject matter hereof, and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                     WARD NORTH AMERICA HOLDING, INC.



                                     By:
                                        ----------------------------------------
                                        Jeffrey S. Ward, President and Chief
                                        Executive Officer


                                     ANCHOR PACIFIC UNDERWRITERS, INC.



                                     By:
                                        ---------------------------------------
                                        James R. Dunathan, President and Chief
                                        Executive Officer